                                   EXHIBIT 2.1









                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                        NATIONAL COMMERCE BANCORPORATION

                                       AND

                           FIRST FINANCIAL CORPORATION

                          AGREEMENT AND PLAN OF MERGER

                             DATED AS OF MAY 1, 1999

                                 BY AND BETWEEN

                        NATIONAL COMMERCE BANCORPORATION

                         AND FIRST FINANCIAL CORPORATION

                              MT. JULIET, TENNESSEE

                                TABLE OF CONTENTS

R E C I T A L S..........................................................................1

ARTICLE 1.  TERMS OF THE MERGER..........................................................2
            1.1      Merger..............................................................2
            1.2      Time and Place of Closing...........................................2
            1.3      Effective Time......................................................2
            1.4      Charter.............................................................2
            1.5      Bylaws..............................................................2
            1.6      Name................................................................3
            1.7      Directors and Officers..............................................3

ARTICLE 2.  MANNER OF CONVERTING SHARES AND OPTIONS;
            EXCHANGE RATIO...............................................................3
            2.1      Conversion; Cancellation and Exchange of Shares; Exchange Ratio.....3
            2.2      Conversion of Stock Options.........................................6
            2.3      Anti-Dilution Provisions............................................6

ARTICLE 3.  EXCHANGE OF SHARES...........................................................7
            3.1      Exchange Procedures.................................................7
            3.2      Rights of Former FFC Record Holders.................................7

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF FFC........................................8
            4.1      Organization, Standing and Power....................................8
            4.2      Authority; No Breach of Agreement...................................8
            4.3      Capital Stock.......................................................9
            4.4      FFC Subsidiaries...................................................10
            4.5      SEC Filings; FFC Financial Statements..............................10
            4.6      Absence of Undisclosed Liabilities.................................12
            4.7      Absence of Certain Changes or Events...............................12
            4.8      Tax Matters........................................................13
            4.9      Allowance for Possible Loan Losses.................................14
            4.10     Assets.............................................................15
            4.11     Intellectual Property..............................................15
            4.12     Environmental Matters..............................................16
            4.13     Compliance with Laws...............................................16
            4.14     Labor Relations....................................................17
            4.15     Employee Benefit Plans.............................................17
            4.16     Material Contracts.................................................19
            4.17     Legal Proceedings..................................................20
            4.18     Reports............................................................20

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


            4.19     Statements True and Correct........................................20
            4.20     Accounting, Tax and Regulatory Matters.............................21
            4.21     State Takeover Laws................................................21
            4.22     Articles of Incorporation Provisions...............................21
            4.23     Charter Documents..................................................22

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF NCBC......................................22
            5.1      Organization, Standing and Power...................................22
            5.2      Authority; No Breach by Agreement..................................22
            5.3      Capital Stock......................................................23
            5.4      SEC Filings; Financial Statements..................................23
            5.5      Absence of Undisclosed Liabilities.................................24
            5.6      Absence of Certain Changes or Events...............................24
            5.7      Compliance with Laws...............................................25
            5.8      Legal Proceedings..................................................25
            5.9      Reports............................................................25
            5.10     Statements True and Correct........................................25
            5.11     Accounting, Tax and Regulatory Matters.............................26

ARTICLE 6.  CONDUCT OF BUSINESS PENDING CONSUMMATION....................................26
            6.1      Affirmative Covenants of FFC ......................................26
            6.2      Negative Covenants of FFC .........................................27
            6.3      Covenants of NCBC..................................................29
            6.4      Adverse Changes in Condition.......................................29
            6.5      Reports............................................................29

ARTICLE 7.  ADDITIONAL AGREEMENTS.......................................................30
            7.1      Registration Statement; Proxy Statement; Shareholder Approvals.....30
            7.2      Exchange Listing...................................................30
            7.3      Applications.......................................................30
            7.4      NCBC Filings with State Offices....................................31
            7.5      Agreement as to Efforts to Consummate..............................31
            7.6      Investigation and Confidentiality..................................31
            7.7      Press Release......................................................32
            7.8      Certain Actions....................................................32
            7.9      Accounting and Tax Treatment.......................................34
            7.10     State Takeover Laws................................................34
            7.11     Articles of Incorporation Provisions...............................34
            7.12     Agreement of Affiliates............................................34
            7.13     Employee Benefits and Contracts....................................35
            7.14     D&O Coverage.......................................................37
            7.15.    Indemnification....................................................37

ARTICLE 8.  CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE...........................38
            8.1      Conditions to Obligations of Each Party............................38
            8.2      Conditions to Obligations of NCBC..................................40
            8.3      Conditions to Obligations of FFC...................................42

ARTICLE 9.  TERMINATION.................................................................44
            9.1      Termination........................................................44
            9.2      Effect of Termination..............................................45
            9.3      Non-Survival of Representations and Covenants......................45

ARTICLE 10. GENERAL PROVISIONS..........................................................45
            10.1     Definitions........................................................45
            10.2     Expenses...........................................................54
            10.3     Brokers and Finders................................................54
            10.4     Entire Agreement...................................................55
            10.5     Amendments.........................................................55
            10.6     Waivers............................................................55
            10.7     Assignment.........................................................56
            10.8     Notices............................................................56
            10.9     Governing Law......................................................57
            10.10    Counterparts.......................................................57
            10.11    Captions...........................................................57
            10.12    Interpretation.....................................................57
            10.13    Enforcement of Agreement...........................................57
            10.14    Attorneys' Fees....................................................57
            10.15    Severability.......................................................57
            10.16    Remedies Cumulative................................................57

                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of this day of May 1, 1999, by and between NATIONAL COMMERCE BANCORPORATION ("NCBC" or "Surviving Corporation," as the context may require), a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and as a savings and loan holding company and whose principal offices are located at One Commerce Square, Memphis, Shelby County, Tennessee 38150; and FIRST FINANCIAL CORPORATION ("FFC"), a corporation chartered and existing under the laws of the State of Tennessee which is registered as a bank holding company and whose principal offices are located at 1691 North Mt. Juliet Road, Mt. Juliet, Tennessee 37122.

         Certain other capitalized terms used in this Agreement and in the Plan of Merger are defined below in Section 10.1.

                                 R E C I T A L S

         A. FFC is the beneficial owner and holder of record of one hundred percent (100%) of the issued and outstanding shares of capital stock of First Bank and Trust, a state-chartered, non-member bank with its principal or mail office in Mt. Juliet, Tennessee. FFC also owns indirectly 100% of the outstanding common stock of First Bank and Trust's wholly owned title insurance agency subsidiary, American Title and Escrow Company, and its wholly owned inactive finance subsidiary, First Southern Finance, Inc. For the purpose of this Agreement, First Bank and Trust, American Title and Escrow Company and First Southern Finance, Inc., will hereinafter be referred to as the "FFC Bank Subsidiary." FFC desires to be acquired by NCBC on the terms and subject to the conditions set forth in this Agreement and the Plan of Merger annexed hereto as
Exhibit 1.1.

         B. NCBC desires to acquire FFC on the terms and subject to the conditions set forth in this Agreement and the Plan of Merger.

         C. The Board of Directors of FFC deems it desirable and in the best interests of FFC and the shareholders of FFC that FFC be merged with and into NCBC (which would survive the merger as the Surviving Corporation, as defined herein) on the terms and subject to the conditions set forth in this Agreement and in the manner provided in this Agreement and the Plan of Merger (the "Merger") and has directed that this Agreement and the Plan of Merger be submitted to the shareholders of FFC with the recommendation that they be approved by them.

         D. The Board of Directors of NCBC deems it desirable and in the best interests of NCBC and the shareholders of NCBC that FFC be merged with and into NCBC on the terms and subject to the conditions set forth in this Agreement and in the manner provided in this Agreement and the Plan of Merger.

         E. The respective Boards of Directors of NCBC and FFC have each adopted resolutions setting forth and adopting this Agreement and the Plan of Merger, and have directed that this Agreement and the annexed Plan of Merger and all resolutions adopted by said Boards of Directors and by the FFC Shareholders related to this Agreement, be submitted with appropriate applications to, and filed with all applicable Regulatory Authorities as may be necessary in order to obtain all Consents required to consummate the proposed Merger and the transactions contemplated in this Agreement in accordance with this Agreement, the Plan of Merger and applicable law.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                               TERMS OF THE MERGER

         1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time FFC shall be merged with and into NCBC in accordance with the provisions of Section 48-21-101, et seq. of the Tennessee Code, and with the effect provided in Section 48-21-108 of the Tennessee Code (the "Merger"). NCBC shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the laws of the State of Tennessee. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of FFC and NCBC, and the Plan of Merger, in substantially the form of Exhibit 1.1 which has been approved and adopted by the Boards of Directors of FFC and NCBC.

         1.2 Time and Place of Closing. The Closing will take place at 9:00 a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 a.m.) or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The Closing shall be held at the NCBC Board Room, NCBC Executive Offices (Fourth Floor), One Commerce Square, Memphis, Shelby County, Tennessee 38150, or at such other place as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree.

         1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Tennessee (the "Effective Time").

         1.4 Charter. The Charter of NCBC in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until otherwise amended or repealed.

         1.5 Bylaws. The Bylaws of NCBC in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

         1.6 Name. The name of NCBC shall remain unchanged after the Effective Time, unless and until otherwise renamed.

         1.7 Directors and Officers. The directors and officers of NCBC in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected or appointed, shall serve as the directors and officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided herein.

                                    ARTICLE 2
             MANNER OF CONVERTING SHARES AND OPTIONS; EXCHANGE RATIO

         2.1 Conversion; Cancellation and Exchange of Shares; Exchange Ratio. At the Effective Time, by virtue of the Merger becoming effective and without any action on the part of NCBC, FFC, or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

             (a) NCBC Capital Stock. Each share of NCBC Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

             (b) FFC Common Stock. Each share of FFC Common Stock issued and outstanding at the Effective Time shall cease to represent any interest (equity, shareholder or otherwise) in FFC and shall, except for those shares (the "Dissenting Shares") held by any FFC Record Holders who shall have properly perfected such Record Holders' dissenters' rights and shall have maintained the perfected status of such dissenters' rights through the Effective Time ("FFC Dissenting Shareholders"), whose rights shall be governed by the provisions of Sections 48-23-101 through 48-23-302 of the Tennessee Code, automatically be converted exclusively into, and constitute only the right of each FFC Record Holder to receive in exchange for such Record Holder's shares of FFC Common Stock, the Consideration to which the FFC Record Holder is entitled as provided in this Section 2.1(b).

                 (i) The Exchange Ratio Calculation. Subject to any adjustments which may be required by an event described in Subsection 2.1(b)(iii) below, at and as of the Effective Time:

                     (A) Each one (1) share of FFC Common Stock (other than Dissenting Shares) outstanding at and as of the Effective Time shall be converted into the right to receive that number of shares of NCBC Common Stock equal to:

                         (I) The quotient of (x) the Net Purchase Price (defined
below) and (y) divided by the NCBC "Market Price Per Share" (defined below),

                              divided by
                              ----------

                         (II) The sum of number of shares of FFC Common Stock
outstanding at and as of the Effective Time and the number of shares of FFC Common Stock issuable pursuant to options to purchase FFC Common Stock to the extent that such options are outstanding at and as of the Effective Time.

                     (B) Each share of FFC Common Stock held of record by a FFC Dissenting Shareholder shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Tennessee Code, and in particular, T.C.A. ss. 48-23-102.

                     (C) "Net Purchase Price" shall be $74,250,000 which is the Gross Purchase Price of $75,000,000 less FFC's investment banker's fee of $750,000.

                     (D) If as of the Closing Date the consolidated stockholders' equity of FFC, exclusive of any securities gains or losses in accordance with FAS 115, is less than $18,885,000, which was the consolidated stockholders' equity as of December 31, 1998, NCBC reserves the right to terminate this Agreement.

                     (E) No share of FFC Common Stock shall be deemed to be outstanding or have any rights other than those set forth in this Section 2.1(b) after the Effective Time. No fractional shares of NCBC Common Stock shall be issued in the Merger and, if after aggregating all of the whole and fractional shares of NCBC Common Stock to which a FFC Record Holder shall be entitled based upon this Exchange Ratio Calculation, there should be a fractional share of NCBC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to Article 3 of this Agreement, which cash settlement shall be based upon the Market Price Per Share (as defined below) of one (1) full share of NCBC Common Stock.

                 (ii) Definition of "Market Price Per Share". The "Market Price Per Share" is $24.25 which was the closing price per share of NCBC Common Stock on the NASDAQ (as reported by The Wall Street Journal) on April 12, 1999:

                      Therefore, by way of example, if as of the day immediately prior to the Closing Date FFC(1) owns 100% of the authorized and outstanding common stock of FFC Bank Subsidiary and (2) has consolidated stockholders' equity not less than as described in (D) hereinabove, then:

                  Net Purchase Price of                         $74,250,000

                                                                divided by
                                                                ----------

                  NCBC Market Price Per Share of                $24.25

                                                                equals
                                                                ------

                  Number of NCBC Shares                         3,061,856

                                                                divided by
                                                                ----------
                  FFC Shares Outstanding                           953,328
                  + FFC Options                                    120,935
                                                                ----------
                                                                 1,074,263

                                                                equals
                                                                ------

                  NCBC Shares for Each 1 Share of FFC           2.8502
                                                                ======

                 (iii) Effect of Stock Splits, Reverse Stock Splits, Stock Dividends and Similar Changes in the Capital of FFC. Should FFC effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Agreement but prior to the Effective Time, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of NCBC shall deem in good faith to be fair and reasonable in order to give effect to such changes. Notwithstanding the foregoing, nothing in this subparagraph (iii) shall be deemed to be a waiver of the inaccuracy of any representation or warranty or breach of any covenant by FFC set forth herein.

             (c) Shares Held by FFC or NCBC. Each of the shares of FFC Common Stock held by any FFC Company or by any NCBC Company, in each case other than
(x) in a fiduciary capacity, or (y) as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no Consideration shall be issued in exchange therefor.

             (d) Dissenters' Rights of FFC Shareholders. Any FFC Dissenting Shareholder who shall comply strictly with the provisions of Sections 48-23-101, et seq. of the Tennessee Code shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the Tennessee Code. FFC Shareholders who fail to strictly comply with such provisions shall be deemed not to have dissented and shall not be treated as Dissenters.

             (e) Payment to FFC Investment Banker. At the Effective Time, NCBC shall pay Seven Hundred Fifty Thousand Dollars ($750,000.00) to FFC's investment banker, which amount has been netted out of the Gross Purchase Price pursuant to
Section 2.1(b) (i) (C).

         2.2 Conversion of Stock Options. At the Effective Time, all options with respect to FFC Common Stock pursuant to stock options ("FFC Options") granted by FFC under the FFC Option Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be assumed by NCBC and converted into options to purchase shares of NCBC Common Stock in accordance with the following sentence and otherwise having the same duration and terms as the FFC Option Plans. From and after the Effective Time, (i) each FFC Option assumed by NCBC may be exercised solely for shares of NCBC Common Stock, (ii) the number of shares of NCBC Common Stock subject to such FFC Option shall be equal to the number of shares of FFC Common Stock subject to such FFC Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and
(iii) the per share exercise price under each such FFC Option shall be adjusted by dividing the per share exercise price under each such FFC Option by the Exchange Ratio and rounding down to the nearest cent. FFC shall take all necessary steps to effectuate the foregoing provisions of this Section 2.2.

         2.3 Anti-Dilution Provisions. In the event NCBC changes the number of shares of NCBC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, reorganization, stock dividend, or recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                                    ARTICLE 3
                               EXCHANGE OF SHARES

         3.1 Exchange Procedures. Promptly after the Effective Time, NCBC and FFC shall cause the Exchange Agent to mail to the FFC Record Holders appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of FFC Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties including its obligation to deliver the Consideration to which any FFC Record Holder may receive for lost, misplaced or destroyed FFC certificates. After the Effective Time, each FFC Record Holder of FFC Common Stock (other than shares to be canceled pursuant to Section 2.1(c) of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the Consideration provided in Section 2.1(b) of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 3.2 of this Agreement. To the extent required by Section 2.1(b) of this Agreement, each FFC Record Holder also shall receive, upon surrender of the certificate or certificates representing his or her shares of FFC Common Stock outstanding immediately prior to the Effective Time, cash in lieu of any fractional share of NCBC Common Stock to which such holder may be otherwise entitled (without interest). NCBC shall not be obligated to deliver the Consideration to which any FFC Record Holder is entitled as a result of the Merger until such FFC Record Holder surrenders such holder's certificate or certificates representing the shares of FFC Common Stock for exchange as provided in this Section 3.1. The certificate or certificates of FFC Common Stock so surrendered shall be duly endorsed as the Exchange Agent may reasonably require. Any other provision of this Agreement notwithstanding, neither NCBC nor the Exchange Agent shall be liable to a FFC Record Holder for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property Law. Adoption of this Agreement by the shareholders of FFC shall constitute ratification of the appointment of the Exchange Agent.

         3.2 Rights of Former FFC Record Holders. At the Effective Time, the stock transfer books of FFC shall be closed as to holders of FFC Common Stock outstanding immediately prior to the Effective Time, and no transfer of FFC Common Stock by any FFC Record Holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.1 of this Agreement, each certificate theretofore representing shares of FFC Common Stock (other than shares to be cancelled pursuant to Section 2.1(c) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the Consideration provided in Section 2.1(b) of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by FFC in respect of such shares of FFC Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by NCBC on the NCBC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of NCBC Common Stock issuable pursuant to this Agreement, but beginning thirty (30) days after the Effective Time no dividend or other distribution payable to the holders of record of NCBC Common Stock as of any time subsequent to the Effective Time shall be delivered to a FFC Record Holder until such FFC Record Holder surrenders his or her certificate or certificates evidencing FFC Common Stock for exchange as provided in Section 3.1 of this Agreement. However, upon surrender of such FFC Common Stock certificate, both the NCBC Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                    ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF FFC

         Except as disclosed on the FFC Disclosure Memorandum, and in SEC Documents and in the regulatory filings made by FFC and FFC Bank Subsidiary, FFC hereby represents and warrants to NCBC that the following matters are or will be true and correct at the Effective Time, in all material respects:

         4.1 Organization, Standing and Power. FFC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. FFC is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFC.

         4.2      Authority; No Breach of Agreement.

                  (a) Subject to requisite FFC Shareholder approval and Consents of Regulatory Authorities, FFC has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Plan of Merger, as appropriate, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FFC, subject to the approval of this Agreement and the Plan of Merger by the holders of a majority (or such greater percentage as may be required by the Articles of Incorporation of FFC or other applicable law) of the outstanding shares of FFC Common Stock, which is the only shareholder vote required for approval of this Agreement and the Plan of Merger and consummation of the Merger by FFC. Subject to the receipt of such requisite shareholder approval, this Agreement and the Plan of Merger represent legal, valid and binding obligations of FFC, enforceable against FFC in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforce ment of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement or the Plan of Merger, as appropriate, by FFC, nor the consummation by FFC of the transactions contemplated hereby or thereby, nor compliance by FFC with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of FFC's Articles of Incorporation or Bylaws, or (ii) except as disclosed in Section 4.2(b) of the FFC Disclosure Memorandum, constitute or result in a Default under, or require any Consent (other than shareholder approval) pursuant to, or result in the creation of any Lien on any material Asset of any FFC Company under, any Contract or Permit of any FFC Company, or
(iii) subject to receipt of the requisite Consents referred to in Section 7.3 of this Agreement, violate any Law or Order applicable to either FFC Company or any of their respective Material Assets.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any FFC Employee Plans or, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFC, no notice to, filing with, or

Consent of, any public body or authority is necessary for the consummation by FFC of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

                  (d) Neither FFC Company is a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction, or any law which would prevent the execution and delivery of this Agreement and the Plan of Merger by FFC, or the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against either FFC Company in which the validity of this Agreement, the transactions contemplated hereby or any action which has been taken by any of such Parties in connection herewith or in connection with the transaction contemplated hereby is at issue.

         4.3      Capital Stock.

                  (a) The authorized capital stock of FFC consists of (i) 5,000,000 shares of FFC Common Stock, $2.50 par value per share, of which 953,328 shares are issued and outstanding as of April 16, 1999, and (ii) 5,000,000 shares of FFC Preferred Stock of which no shares are issued, outstanding or committed. All of the issued and outstanding shares of capital stock of FFC are duly and validly issued and outstanding and are fully paid and nonassessable under the Tennessee Code and FFC's Articles of Incorporation. None of the outstanding shares of capital stock of FFC has been issued in violation of any preemptive rights of the current or past shareholders of FFC. The number of outstanding shares of FFC Common Stock is subject to increase as options under the FFC Option Plans are exercised prior to the Effective Date.

                  (b) As of April 16, 1999, there were outstanding under the FFC Option Plans options to purchase 120,935 shares of FFC Common Stock, which FFC Options had a weighted average price of approximately $13.05 per share and for which adequate shares of FFC Common Stock have been reserved for issuance under the FFC Option Plans. The number of outstanding options for shares of FFC Common Stock is subject to change as options under the FFC Option Plans lapse, are exercised, or are forfeited prior to the Effective Date.

                  (c) Except as set forth in Section 4.3(a) and (b) of this Agreement, there are no shares of capital stock or other equity securities of FFC outstanding and no outstanding Rights relating to the capital stock of FFC. However, FFC presently has shares of the FFC Common Stock reserved to its dividend reinvestment plan

         4.4      FFC Subsidiaries.

                  (a) FFC has no Subsidiaries, direct or indirect, other than FFC Bank Subsidiary. As set forth hereinabove at "Recitals," paragraph A, FFC Bank Subsidiary shall include (i) First Bank and Trust; (ii) American Title and Escrow Company, and (iii) First Southern Finance, Inc. FFC owns, directly or indirectly, all of the issued and outstanding shares of capital stock (or other equity interests) of FFC Bank Subsidiary. No capital stock (or other equity interest) of FFC Bank Subsidiary is or may become required to be issued (other than to FFC) by reason of any Rights, and there are no Contracts by which FFC Bank Subsidiary is bound to issue (other than to FFC) additional shares of its capital stock (or other equity interests) or Rights or by which FFC is or may be bound to transfer any shares of the capital stock (or other equity interest) of FFC Bank Subsidiary (other than to another FFC Company). There are no Contracts relating to the rights of FFC to vote or to dispose of any shares of the capital stock (or other equity interests) of FFC Bank Subsidiary. All of the shares of capital stock (or other equity interests) of FFC Bank Subsidiary held by FFC are fully paid and nonassessable under the applicable corporation or similar Law of the jurisdiction in which FFC Bank Subsidiary is incorporated or organized and are owned by FFC free and clear of any Lien, except as expressly set forth in the FFC Disclosure Memorandum and noted in Section 4.4(b) of this Agreement . FFC Bank Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted, except as set forth in
Section 4.4(b) of the FFC Disclosure Memorandum . FFC Bank Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFC. FFC Bank Subsidiary is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the Deposits in which are insured by the Bank Insurance Fund, to the extent provided by law. The minute book and other organizational documents and Records for FFC Bank Subsidiary have been made available to NCBC for its review, and are true and complete as in effect as of the date of this Agreement and accurately reflect all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

                  (b) All shares of First Bank and Trust are currently pledged to secure a line of credit, the balance of which is zero. FFC agrees that it is a condition of this Agreement that all such shares of First Bank and Trust be released and otherwise free of any Lien prior to the Effective Time.

         4.5      SEC Filings; FFC Financial Statements.

                  (a) FFC has filed and made available to NCBC all SEC Documents required to be filed by FFC since December 31, 1996. The FFC SEC Documents (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FFC SEC Documents or necessary in order to make the statements in such FFC SEC Documents, in light of the circumstances under which they were made, not materially misleading. FFC Bank Subsidiary is not required to file any SEC Documents with the SEC as a separate entity.

                  (b) Each of the FFC Financial Statements (including, in each case, any related notes) contained in the FFC SEC Documents, including any FFC SEC Documents filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted to be reported on Form 10-QSB of the
SEC), and fairly presented in all material respects the consolidated financial position of FFC and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim statements were or are subject to normal year-end adjustments which were not or are not expected to be material in amount or effect.

                  (c) FFC has delivered to NCBC (or will deliver when available, with respect to periods ended after the date of this Agreement to the Effective
Time) true, correct and complete copies of all Call Reports, FRY-6 Reports and FRY-9C Reports, including any amendments thereto, filed with any Regulatory Authorities by FFC and FFC Bank Subsidiary, respectively, for the years ended December 31, 1997, and 1998, and thereafter, together with any correspondence deemed material by FFC's management with any Regulatory Authorities concerning any of the aforesaid financial statements and Reports (the "FFC Regulatory Financial Statements"). Such FFC Regulatory Financial Statements (i) were (or will be) prepared from the Records of FFC and/or each FFC Bank Subsidiary; (ii) were (or will be) prepared in accordance with regulatory accounting principles consistently applied; (iii) present (or, when prepared, will present) FFC and FFC Bank Subsidiary's financial condition and the results of its operations, changes in stockholders' equity and cash flows at the relevant dates thereof and for the periods covered thereby; and (iv) contain or reflect (or, when prepared, will contain and reflect) all necessary adjustments and accruals for an accurate presentation of FFC's and FFC Bank Subsidiary's financial condition and the results of FFC's and FFC Bank Subsidiary's operations and cash flows for the periods covered by such financial statements (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material.)

         4.6 Absence of Undisclosed Liabilities. No FFC Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFC, except Liabilities which are accrued or reserved against in the FFC Financial Statements as of December 31, 1998, and the FFC Regulatory Financial Statements for the quarter ended March

31, 1999, or reflected in the notes or schedules, if any, thereto, and delivered with the FFC Disclosure Memorandum prior to the date of this Agreement. Neither FFC Company has incurred or paid any Liability since the Balance Sheet Date, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFC or on the transactions contemplated by this Agreement.

         4.7      Absence of Certain Changes or Events. Except as described in
Section 4.7 of the FFC Disclosure Memorandum, since the Balance Sheet Date there has not been:

                  (a) Any material transaction by either FFC Company which was not undertaken in the ordinary course of business and in conformity with past practice.

                  (b) Any loss of a key employee or any damage, destruction or loss, whether or not covered by insurance, which has had or which may be reasonably expected to have a Material Adverse Effect on either FFC Company.

                  (c) Any acquisition or disposition by either FFC Company of any Asset having a fair market value, singularly or in the aggregate for each FFC Company, in an amount greater than Fifty Thousand Dollars ($50,000.00), except in the ordinary course of business and in conformity with past practice.

                  (d) Any mortgage, pledge or subjection to Lien, of any kind on any of the Assets of either FFC Company, except to secure extensions of credit in the ordinary course of business and in conformity with past practice.

                  (e) Any amendment, modification or termination of any Contract relating to either FFC Company or to which either FFC Company is a party which would or may be reasonably expected to have a Material Adverse Effect on FFC.

                  (f) Any increase in, or commitment to increase, the compensation payable or to become payable to any officer, director, employee or agent of either FFC Company, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business not exceeding the greater of ten percent (10%) per annum or Five Thousand Dollars ($5,000.00) for any of them individually.

                  (g) Any incurring of, assumption of, or taking of, by either FFC Company, any Asset subject to any Liability, except for Liabilities incurred or assumed or Assets taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice.

                  (h) Any material alteration in the manner of keeping the books, accounts or

Records of either FFC Company, or in the accounting policies or practices therein reflected.

                  (i) Any release or discharge (or partial release or discharge) of any obligation or Liability of any Person related to or arising out of any loan made by either FFC Company, except in the ordinary course of business and in conformity with past practice.

         4.8      Tax Matters.

                  (a) Except as set forth in Section 4.8(a) of the FFC Disclosure Memorandum, all Tax Returns required to be filed by or on behalf of any of the FFC Companies have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before December 31, 1998, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all Tax returns filed are complete and accurate. All Taxes shown on filed Tax returns have been paid. There is no audit examination, deficiency, or refund litigation with respect to any Taxes, except as fully reserved against in the FFC Financial Statements made available prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the FFC Companies, except for taxes which constitute a Lien on Assets but which are not delinquent.

                  (b) Neither of the FFC Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (c) To the Knowledge of FFC, adequate provision for any Taxes due or to become due for any of the FFC Companies for the period or periods through and including the date of the respective FFC Financial Statements has been made and is reflected on such FFC Financial Statements.

                  (d) To the Knowledge of FFC, each of the FFC Companies is in compliance with, and its Records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the IRC, except for such instances of non-compliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFC.

                  (e) Except as set forth in Section 4.8(e) of the FFC Disclosure Memorandum, neither of the FFC Companies has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under
Section 280G or 162(m) of the IRC.

                  (f) There has not been an ownership change, as defined in the IRC Section 382(g), of either of the FFC Companies that occurred during or after any Taxable Period in which the Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1998.

                  (g) Except as set forth in Section 4.8(g) of the FFC Disclosure Memorandum, neither of the FFC Companies is a party to any tax allocation or sharing agreement and neither of the FFC Companies has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was FFC) or has any Liability for taxes of any Person (other than FFC and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of Tennessee Law) as a transferee or successor or by contract or otherwise.

         4.9 Allowance for Possible Loan Losses. The allowance for possible loan or credit losses, including any allowances or reserves for losses on ORE and other collateral taken in satisfaction, or partial satisfaction of a debt previously contracted shown on the consolidated balance sheets of FFC included in the most recent FFC Regulatory Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of FFC included in the FFC Regulatory Financial Statements as of dates subsequent to the execution of this Agreement and as of the Closing Date will be, as of the dates thereof, in the reasonable opinion of management of FFC adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known and reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables and ORE reserves) of the FFC Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the FFC Companies as of the dates thereof. Except as described in
Section 4.9 of the FFC Disclosure Memorandum (by loan type, loan number, classification and outstanding balance), neither FFC Company has any Loan or other extension of credit which has been (or should have been in management's reasonable opinion) classified as "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss," or similar classifications, that were not classified in either FFC Company's most recent report of examination. Section
4.9 of the FFC Disclosure Memorandum also lists all Loans or extensions of credit which are included on any FFC Company's "watch list." The net book value of either FFC Company's ORE is carried on the balance sheet of the FFC Financial Statements at fair value at the time of acquisition less estimated selling costs which approximate the net realizable value of the ORE in accordance with the American Institute of Certified Public Accountants' Statement of Position 92-3.

         4.10 Assets. Except as disclosed or reserved against in the FFC Regulatory Financial Statements made available prior to the date of this Agreement, the FFC Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible Assets used in the businesses of the FFC Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FFC's past practices. All Assets which are material to FFC's business on a consolidated basis, held under leases or subleases by either of the FFC Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. To the best of management's Knowledge, the FFC Companies currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer banking organizations. Neither of the FFC Companies has received notice from any insurance carrier that (i) such insurance would be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as set forth in Section 4.10 of the FFC Disclosure Memorandum, there are no variations in the foregoing and presently no claims pending under any such policies of insurance and no notices have been given by either FFC Company under such policies.

         4.11 Intellectual Property. All of the Intellectual Property rights of the FFC Companies are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto, and there have not been, and, to the Knowledge of FFC, there currently are not, any defaults thereunder by either FFC Company. An FFC Company owns or is the valid licensee of all such Intellectual Property rights free and clear of all liens or claims of infringement. Neither of the FFC Companies or, to the Knowledge of FFC, their respective predecessors, has misused the Intellectual Property rights of others and none of the Intellectual Property rights as used in the business conducted by either such FFC Company infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement. Except as disclosed in Section 4.11 of the FFC Disclosure Memorandum, neither FFC Company is obligated to pay any royalties to any Person with respect to any such Intellectual Property. Each FFC Company owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with performance of any material Contract to which it is a party. No officer, director, or employee of either FFC Company is party to any Contract which requires such officer, director or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, customer information, or other business information except as disclosed in
Section 4.11 of the FFC Disclosure Memorandum, which restricts or prohibits such officer, director or employee from engaging in activities competitive with any person, including either FFC Company.

         4.12 Environmental Matters. Except as set forth in Section 4.12 of the FFC Disclosure Memorandum:

                  (a) To the Knowledge of FFC, each FFC Company, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFC.

                  (b) There is no litigation pending and served on FFC or, to the Knowledge of FFC, threatened before any court, governmental agency or authority or other forum in which any FFC Company or any of its Operating Properties or Participation Facilities (or FFC in respect of such Operating Property or Participation Facility) has been or, with respect to threatened litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any hazardous material, whether or not occurring at, a site owned, leased, or operated by either FFC Company or any of its Operating Properties or Participation Facilities, except for such litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFC, nor, to the knowledge of FFC, is there any reasonable basis for any litigation of a type described in this sentence. Any variation from the foregoing shall be set forth in Section 4.12(b) of the FFC Disclosure Memorandum.

                  (c) To the Knowledge of FFC, during the period of (i) either FFC Company's ownership or operation of any of their respective current properties, (ii) either FFC Company's participation in the management of any Participation Facility, or (iii) either FFC Company's holding of a security interest in an Operating Property, there have been no releases of hazardous material, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFC. To the Knowledge of FFC, prior to the period of (i) either FFC Company's ownership or operation of any of their respective current properties, (ii) either FFC Company's participation in the management of any Participation Facility, or (iii) either FFC Company's holding of a security interest in an Operating Property, to the Knowledge of FFC, there were no releases of Hazardous Material in or affecting such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFC. Any variation from the foregoing shall be set forth in Section 4.12(c) of the FFC Disclosure Memorandum.


         4.13 Compliance with Laws. FFC is duly registered as a bank holding company under the BHC Act. Each FFC Company has in effect all (i) Permits required by any applicable state or federal bank regulatory authority ("Regulatory Permits") and (ii) all other Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFC, and there has occurred (i) no default under any such Regulatory Permit and (ii) no Default under any such other Permit other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFC. Except as set forth in Section 4.13 of the FFC Disclosure Memorandum, neither of the FFC Companies:

                  (a) Is in violation of any (i) Laws, Orders or Permits applicable to banks or bank holding companies; or (ii) any other Laws, Orders or Permits applicable to its business or employees conducting its business except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFC; and

                  (b) Has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that either FFC Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring either FFC Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

         4.14 Labor Relations. Neither FFC Company is the subject of any Litigation asserting that it or the other FFC Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other FFC Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving either FFC Company, pending or threatened, or to the Knowledge of FFC, is there any activity involving FFC Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         4.15     Employee Benefit Plans.

                  (a) FFC has disclosed in Section 4.15(a) of the FFC Disclosure Memorandum, and has delivered or made available to NCBC prior to the date of this Agreement copies in each case of, all pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all other written employee programs, arrangement or agreements, all medical, vision, dental or other health plans, all life insurance plans and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any FFC Company or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively the "FFC Benefit Plans"). Any of the FFC Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FFC ERISA Plan." Each FFC ERISA Plan which is also a "defined benefit plan" (as defined in IRC
Section 414(j)) is referred to herein as a "FFC Pension Plan." No FFC Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (b) All FFC Benefit Plans are in compliance with the applicable terms of ERISA, the IRC and any other applicable laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFC. Each FFC ERISA Plan which is intended to be qualified under IRC Section 401(a) has received a favorable determination letter from the Internal Revenue Service, and FFC is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No FFC Company has engaged in a transaction with respect to any FFC Benefit Plan that, assuming the taxable period of such plan expired as of the date hereof, would subject any FFC Company to a tax imposed by either IRC Section 4975 or
Section 502(i) of ERISA.

                  (c) Neither FFC nor any entity which is considered one employer with FFC under Section 4001 of ERISA or IRC Section 414 or Section 302 of ERISA (an "ERISA Affiliate") maintains, or has, or under any circumstances might have, any obligation to make contributions to any plan which is a defined benefit plan as defined in Section 3(35) of ERISA or IRC Section 414(j) or which is subject to Title IV of ERISA.

                  (d) Except as disclosed in Section 4.15(d) of the FFC Disclosure Memorandum, neither FFC Company has any liability for retiree health and life benefits under any of the FFC Benefit Plans to former employees and there are no restrictions on the rights of such FFC Company to amend or terminate any such retiree health or benefit plan without incurring liability thereunder.

                  (e) Except as disclosed in Section 4.15(e) of the FFC Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any FFC Company from either FFC Company under any FFC Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FFC Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                  (f) The assets of each FFC ERISA Plan which is intended to be qualified under IRC Section 401(a) are held in trust, and the fair market value of each such plan's assets are equal to the liabilities of each such plan. The liabilities of each other FFC ERISA Plan are fully and properly reflected on the FFC Financial Statements to the extent required by, and in accordance with, GAAP. All contributions required under or premium payments due under each of the other FFC Benefit Plans which calls for contributions or premium payments have been made in full on a timely basis or are fully and properly accrued on the FFC Financial Statements, and the liabilities of each of the other FFC Benefit Plans which do not call for contributions or premium payments are fully and properly accrued on the FFC Financial Statements.

                  (g) Prior to consummation of the Merger, FFC will take all actions necessary to terminate FFC's 401(k) effective as of the Effective Time.

         4.16 Material Contracts. Except as disclosed in Section 4.16 of the FFC Disclosure Memorandum and in Section 10.3 of this Agreement, none of the FFC Companies, nor any of their respective Assets, businesses or operations, is a party to or, or is bound or affected by, or receives benefits under (i) any employment, severance, termination, consulting or retirement contract or contracts providing for aggregate payments (x) to any person in any calendar year in excess of $10,000, or (y) to any one or more Persons in the aggregate in excess of $50,000, (ii) any contract relating to the borrowing of money by either FFC Company or the guarantee by either FFC Company of any such obligation (other than contracts evidencing deposit liabilities, purchases of federal funds, fully secured repurchase agreements and Federal Home Loan Bank advances to depository institution subsidiaries, trade payables, and contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any contracts which prohibit or restrict either FFC Company from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other person, (iv) any contracts between FFC Companies, (v) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract (not disclosed in the FFC Financial Statements delivered prior to the date of this Agreement) which is a financial derivative contract (including various combinations thereof), and (vi) any other material contract or amendment thereto that would be required to be filed as an exhibit to a FFC SEC Document filed by FFC with the SEC prior to the date of this Agreement (together with all contracts referred to in Sections 4.10 and 4.15(a) of this Agreement (the "FFC Contracts")). With respect to each FFC Contract: (i) to the Knowledge of FFC, the Contract is in full force and effect; (ii) no FFC Company is in Default thereunder, (iii) neither FFC Company has repudiated or waived any material provision of any such contract; and (iv) no other party to any such contract is, to the Knowledge of FFC, in Default in any respect or has repudiated or waived any material provision thereunder. Except as set forth in
Section 4.16 of the FFC Disclosure Memorandum, all of the indebtedness of either FFC Company for money borrowed is prepayable at any time by such FFC Company without penalty or premium.

         4.17 Legal Proceedings. Except as set forth in Section 4.17 of the FFC Disclosure Memorandum, there is no Litigation pending (and as to which process has been served or with respect to which FCC has otherwise received notice) or, to the Knowledge of FFC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against either FFC Company, or against any Asset, interest, or right of any of them that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFC, nor are there any orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against either FFC Company. Section 4.17 of the FFC Disclosure Memorandum includes a report of all material Litigation as of the date of this Agreement to which either FFC Company is a party and which names any FFC Company as a defendant, cross-defendant or counter-defendant.

         4.18 Reports. Since January 1, 1996, FFC has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, if applicable, including Forms 10-KSB, Forms 10-QSB, Forms 8-K and proxy statements, and since January 1, 1996, each FFC Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with, (ii) all other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except failures to file which applies only to (ii) and (iii) which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFC).

As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in any material respects with all applicable laws. As of its respective date, each such report and document did not, in any material respect, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not materially misleading.

         4.19 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any FFC Company to NCBC pursuant to this Agreement contains, or will contain, any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading. None of the information supplied or to be supplied by any FFC Company or (to FFC's Knowledge) any Affiliate thereof for inclusion in the Registration Statement to be filed by NCBC with the SEC or for inclusion in the Proxy Statement to be mailed to FFC's shareholders in connection with the shareholders' meeting, and any other documents to be filed by a FFC Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated thereby, will, at the respective time such documents are filed or become effective, and with respect to the Proxy Statement, when first mailed to the shareholders of FFC, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the shareholders' meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the shareholders' meeting. All documents that any FFC Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. FFC is relying on its Affiliates (other than direct or indirect subsidiaries) as to the truth of their respective representations to FFC.

         4.20 Accounting, Tax and Regulatory Matters. No FFC Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance relating to FFC that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the IRC, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such section.

         4.21 State Takeover Laws. No FFC Company has taken any action designed or intended to require the transactions contemplated by this Agreement and the Plan of Merger to comply with any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover laws (collectively "Takeover Laws"), including Sections 48-103-201 through 312 of the

Tennessee Code.

         4.22 Articles of Incorporation Provisions. FFC has taken all action so that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated by this Agreement and the Plan of Merger do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of FFC (other than voting, dissenters' appraisal or other similar rights) or otherwise restrict or impair the ability of NCBC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of FFC or any FFC Company that may be directly or indirectly acquired or controlled by it.

         4.23 Charter Documents. FFC has previously provided NCBC true and correct copies of the Articles of Incorporation and Bylaws of FFC and the Articles of Incorporation and Bylaws of FFC Bank Subsidiary, as amended to date, and each are in full force and effect.

           4.24 Year 2000 Matters. The computer software operated by FFC which is material to the conduct of its business is capable of providing or is being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000, in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999, except as would not have a Material Adverse Effect. FFC has not received and does not expect to receive a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4, 1998). FFC has disclosed to NCBC a complete and accurate copy of FFC's plan for addressing the issues set forth in the statements of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect FFC. The costs of the adaptions and compliance referred to in this Section 4.24 will not have a Material Adverse Effect.

         4.25 Board Action. The Board of Directors of FFC (at a meeting duly called and held) has by requisite vote of all directors present (a) determined that the Merger is advisable and in the best interests of FFC and it shareholders, (b) approved this Agreement and the transactions contemplated hereby, including the Merger, and (c) directed that the Merger be submitted for consideration by FFC shareholders at a special meeting. FFC has taken or will take commercially reasonable steps necessary to exempt (i) the execution of this Agreement and the Option, (ii) the Merger and (iii) the transactions contemplated hereby and thereby from any statute of the State of Tennessee that purports to limit or restrict business combinations or the ability to acquire or to vote shares, including, without limitation Tennessee Code Annotated Sections 48-103-201 through 48-103-312, and any applicable provision of FFC's Charter containing change of control or anti-takeover provisions. Nothing in this
Section in the Agreement shall require any Director or officer of FFC to breach his or her legal or fiduciary duties.

           4.26 Vote Required. The affirmative vote of holders of a majority of the outstanding shares of FFC Common Stock entitled to vote thereon is the only vote of the holders of any class or series of FFC capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF NCBC

          Except as disclosed in SEC Documents and in the regulatory filings made by NCBC, NCBC hereby represents and warrants to FFC that the following matters are or will be true and correct at the Effective Time, in all material respects:

         5.1      Organization, Standing and Power.

                  (a) NCBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material assets. NCBC is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC.

                  (b) The securities to be issued by NCBC pursuant to the Plan of Merger will be registered under the 1933 Act and will be part of a class of securities registered under the 1934 Act under Section 12. NCBC meets all of the requirements of Rule 144(c) and Rule 145 of the 1933 Act.

         5.2      Authority; No Breach by Agreement.

                  (a) NCBC has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the Plan of Merger and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of NCBC. This Agreement represents a legal, valid and binding obligation of NCBC, enforceable against NCBC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by NCBC, nor the consummation by NCBC of the transactions contemplated hereby, nor compliance by NCBC with any of the provisions hereof will (i) conflict with or result in a breach of any provision of any NCBC Company's Charter (or similar governing instrument) or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any assets of any NCBC Company under any Contract or Permit of any NCBC Company, or
(iii) subject to receipt of the requisite approvals referred to in Section 8.1(b) of this Agreement, violate any Law or Order applicable to any NCBC Company or any of their respective material Assets.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate law and the rules of the NASDAQ, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by NCBC of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

                  (d) NCBC is not a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction, or any law which would prevent the execution and delivery of this Agreement and the Plan of Merger by NCBC, or the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against NCBC in which the validity of this Agreement, the transactions contemplated hereby or any action which has been taken by any of such Parties in connection herewith or in connection with the transaction contemplated hereby is at issue. Neither the execution or the delivery of this Agreement, nor the consummation of the transactions described herein, will have a Materially Adverse Effect on NCBC on a consolidated basis.

         5.3 Capital Stock. The currently authorized capital stock of NCBC consists of (i) 175,000,000 shares of NCBC Common Stock, of which 101,272,004 shares were issued and outstanding as of March 5, 1999, and (ii) 5,000,000 shares of NCBC Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of NCBC Capital Stock are, and all of the shares of NCBC Common Stock to be issued in exchange for shares of FFC Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the Tennessee Code and the NCBC Charter.
None of the outstanding shares of NCBC Capital Stock has been, and none of the shares of NCBC Common Stock to be issued in exchange for shares of FFC Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of NCBC. NCBC has reserved for issuance a sufficient number of shares of NCBC Common Stock for the purpose of issuing shares of NCBC Common Stock in accordance with the provisions of
Section 2.1(b) and 2.2 of this Agreement.

         5.4      SEC Filings; Financial Statements.

                  (a) NCBC has filed and made available to FFC all SEC Documents required to be filed by NCBC since December 31, 1995. The NCBC SEC Documents (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such NCBC SEC Documents or necessary in order to make the statements in such NCBC SEC Documents, in light of the circumstances under which they were made, not materially misleading. Except for NCBC Subsidiaries that are registered as a broker, dealer or investment advisor, no NCBC Subsidiary is required to file any SEC Documents.

                  (b) Each of the NCBC Financial Statements (including, in each case, any related notes) contained in the NCBC SEC Reports, including any NCBC SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of NCBC and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

                  (c) Nothing has come to the attention of NCBC that would require a material change in its most recently filed SEC Documents since the date of such filing.

         5.5 Absence of Undisclosed Liabilities. No NCBC Company has any liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC, except liabilities which are accrued or reserved against in the consolidated balance sheets of NCBC as of December 31, 1998, included in the NCBC Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto. No NCBC Company has incurred or paid any liability since December 31, 1998, except for such liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC or
(ii) on the transactions contemplated by this Agreement. To NCBC's Knowledge, neither NCBC, any of its Operating Property, nor any of its Participation Facilities are in material violation of any Environmental Laws.

         5.6 Absence of Certain Changes or Events. Since December 31, 1998, except as disclosed in the NCBC Financial Statements delivered prior to the date of this Agreement or contemplated by pending federal legislation applicable to financial institutions generally, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC, and (ii) the NCBC Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of NCBC provided in
Article 6 of this Agreement.

         5.7 Compliance with Laws. NCBC is duly registered as a bank holding company under the BHC Act and as a savings and loan holding company under the HOLA. Each NCBC Company has in effect all Permits necessary for it to own, lease or operate its material assets and to carry on its business as now conducted, and there has occurred no default under any such permit. No NCBC
Company:

                  (a) Is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC; and

                  (b) Has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any NCBC Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any NCBC Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum or understanding, or to adopt any board resolution or similar undertaking, which, in the case of clauses (i), (ii) or (iii), restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         5.8 Legal Proceedings. There is no Litigation pending and as to which process has been served or with respect to which NCBC has otherwise received notice, or, to the Knowledge of NCBC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any NCBC Company, or against any Asset, interest or right of any of them, and there are no orders of any regulatory authorities, other than governmental authorities, or arbitrators against any NCBC Company, in each case that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC.

         5.9 Reports. Since January 1, 1996, NCBC has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities and since January 1, 1996, each NCBC Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with all other Regulatory Authorities and any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NCBC). As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in any material respects with all applicable Laws. As of its respective date, each such report and document did not, in any material respect, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not materially misleading.

         5.10 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any NCBC Company or any Affiliate thereof to FFC pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading. None of the information supplied or to be supplied by any NCBC Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by NCBC with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any NCBC Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to FFC Shareholders in connection with the shareholders' meetings, and any other documents to be filed by any NCBC Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of FFC, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the shareholders' meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the shareholders' meetings. All documents that any NCBC Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

         5.11 Accounting, Tax and Regulatory Matters. No NCBC Company or any Affiliate thereof has taken any action or has any knowledge of any fact or circumstance relating to NCBC that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of IRC Section 368(a), or (ii) materially delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         5.12 Year 2000 Matters. The computer software operated by NCBC which is material to the conduct of its business is capable of providing or is being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000, in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999, except as would not have a Material Adverse Effect. NCBC has not received and does not expect to receive a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4, 1998). NCBC has disclosed to FFC a complete and accurate copy of NCBC's plan for addressing the issues set forth in the statements of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect NCBC. The costs of the adaptions and compliance referred to in this Section 5.12 will not have a Material Adverse Effect.

         5.13 Board Action. The Board of Directors of NCBC (at a meeting duly called and held) has by requisite vote of all directors present (a) determined that the Merger is advisable and in the best interests of NCBC and it shareholders, and (b) approved this Agreement and the transactions contemplated hereby, including the Merger. NCBC has taken all steps necessary to exempt (i) the execution of this Agreement and the Option, (ii) the Merger and (iii) the transactions contemplated hereby and thereby from any statute of the State of Tennessee that purports to limit or restrict business combinations or the ability to acquire or to vote shares, including, without limitation Tennessee Code Annotated Sections 48-103-201 through 48-103-312, and any applicable provision of NCBC's Charter containing change of control or anti-takeover provisions.

         5.14 Vote Required. The affirmative vote of holders of a majority of the outstanding shares of NCBC Common Stock entitled to vote thereon is the only vote of the holders of any class or series of NCBC capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

                                    ARTICLE 6
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         6.1 Affirmative Covenants of FFC. (a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of NCBC shall have been obtained, and except as otherwise expressly contemplated herein, FFC shall, and shall cause each of its Subsidiaries to: (i) operate its business only in the usual, regular and ordinary course, (ii) preserve intact its business organization and assets and maintain its rights and franchises, (iii) take no action which would (x) materially adversely affect the ability of any party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 8.1(b) of this Agreement or prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the IRC or (y) adversely affect in any material respect the ability of any Party to perform its covenants and agreements under this Agreement, and (iv) provide NCBC with First Bank & Trust financial statements as of the end of each month by the tenth
(10th) day following the close of said month.

         (b) FFC shall deliver to NCBC within ten (10) days from the execution of this Agreement the FFC Disclosure Memorandum described in Article 4 of this Agreement.

         6.2 Negative Covenants of FFC. Except as specifically permitted by this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, FFC covenants and agrees that it will not do or agree to commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president or chief financial officer of NCBC, which consent shall not be unreasonably withheld:

                  (a) Amend the Articles of Incorporation, Bylaws or other governing instruments of any FFC Company; or

                  (b) Incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a FFC Company to another FFC Company) (i) pursuant to the line of credit agreement between FFC and an unaffiliated commercial bank or (ii) in excess of an aggregate of $100,000 (for the FFC Companies on a consolidated basis) except in the ordinary course of the business of FFC Bank Subsidiary consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition on any Asset of either FFC Company of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the FFC Disclosure Memorandum); or

                  (c) Repurchase, redeem or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans or under the FFC Option Plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any FFC Company, or declare or pay any dividend or make any other distribution in respect of FFC capital stock or take any other actions which would result in a total consolidated stockholder's equity of FFC which would be less than $18,885,000.00; or

                  (d) Except pursuant to this Agreement or under the FFC Options Plans, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of FFC Common Stock or any other capital stock of either FFC Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock or any stock equivalent type rights; or

                  (e) Except under the FFC Option Plans or sales of repossessed property, adjust, split, combine or reclassify any capital stock of either FFC Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of FFC Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of FFC Bank Subsidiary (unless any such shares of stock are sold or otherwise transferred to another FFC Company) or any Asset having a book value in excess of $25,000, other than in the ordinary course of business for reasonable and adequate consideration; or

                  (f) Except for purchases of U.S. Treasury securities or U.S. government agency securities, which in either case have maturities of three (3) years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any Person other than FFC Bank Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                  (g) Grant any increase in compensation or benefits to the employees or officers of any FFC Company, except in accordance with past practice disclosed in Section 6.2(g) of the FFC Disclosure Memorandum or as required by law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of this Agreement and disclosed in Section 6.2(g) of the FFC Disclosure Memorandum; enter into or amend any severance agreements with officers of any FFC Company; grant any material increase in fees or other increases in compensation or other benefits to directors of either FFC Company, except in accordance with past practice disclosed in Section 6.2(g) of the FFC Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits (other than the acceleration of vesting which occurs under a benefit plan upon a change of control of FFC); or

                  (h) Enter into or amend any employment contract between either FFC Company and any Person (unless such amendment is required by law) that the FFC Company does not have the unconditional right to terminate without liability (other than liability for services already rendered) at any time on or after the Effective Time; or

                  (i) Adopt any new employee benefit plan of either FFC Company or, except as provided in section 4.15(g), terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of either FFC Company other than any such change that is required by law or that, in the opinion of counsel is necessary or advisable to maintain the tax-qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by law, the terms of such plans or consistent with past practice; or

                  (j) Make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP; or

                  (k) Commence any litigation other than in accordance with past practice, settle any litigation involving any liability of either FFC Company for material money damages or restrictions upon the operations of either FFC Company; or

                  (l) Except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (excluding any loan contract) or waive, release, compromise or assign any material rights or claims.

         6.3      Covenants of NCBC.

                  (a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, NCBC covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the NCBC Common Stock and the business prospects of the NCBC Companies, and (ii) take no action which would (x) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 8.1(b) of this Agreement or (y) materially adversely affect the ability of any Party to perform its covenants and agreements under this agreement, provided, that the foregoing shall not prevent any NCBC Company from acquiring any other assets or businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of NCBC, desirable in the conduct of the business of NCBC and its Subsidiaries and would not, in the judgment of NCBC, likely delay the Effective Time to a date subsequent to the date set forth in Section 9.1(e) of this Agreement.

                  (b) From and after the date of this Agreement, NCBC (i) shall continue to comply with the requirements of Rules 144 and 145 under the 1933 Act to the extent that such Rules can provide a means of sale of NCBC's Shares issued or committed pursuant to the Merger, including options for a period ending not later than the date that any person receiving NCBC shares or options pursuant to the Merger becomes eligible to sell all of such shares, and (ii) shall take no action which would prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of IRC Section 368(a).

                  (c) NCBC shall permit the participants of the FFC 401(k) Plan to roll their plan assets into the NCBC 401(k) plan if, in the judgment of the trustees of the FFC 401(k) Plan, the same would be appropriate unless, in the judgment of the trustees of the NCBC 401(k) Plan, such a rollover would have negative tax implications.

         6.4 Adverse Changes in Condition. Except to the extent prohibited by Law, each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

         6.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with any Regulatory Authority pursuant to the Securities Laws, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP or regulatory accounting (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with any Regulatory Authorities pursuant to the Securities Laws will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with laws applicable to such reports.

                                    ARTICLE 7
                              ADDITIONAL AGREEMENTS

         7.1 Registration Statement; Proxy Statement; Shareholder Approvals. NCBC shall file the Registration Statement with the SEC, and shall use its reasonable effort to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or Securities Laws in connection with the issuance of the shares of NCBC Common Stock upon consummation of the Merger. FFC shall furnish all information concerning it and the holders of its capital stock as NCBC may reasonably request in connection with such action. FFC shall call a shareholders' meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and the Plan of Merger and such other related matters as its deems appropriate. In connection with the shareholders' meeting, (i) NCBC and FFC shall prepare a Proxy Statement (which shall be included in the Registration Statement with the SEC) and mail such Proxy Statement to the shareholders of FFC, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of FFC shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to their shareholders the approval of the matters submitted for approval, and (iv) the Board of Directors and officers of FFC shall (subject to compliance with their fiduciary duties as advised by counsel) use all reasonable effort to solicit and obtain such approval and adoption and shall not recommend or present for shareholder consideration in any manner any other Acquisition Proposal. FFC shall have no duty to disclose its Shareholder list to NCBC. FFC shall have the right to mail the Proxy Statement to its Shareholders, except that FFC agrees that the use of a commercial mailing service to mail the Proxy Statement is acceptable to FFC unless the use thereof appears reasonably likely to disclose the list of FFC's Shareholders to NCBC.

         7.2 Exchange Listing. NCBC shall use its reasonable efforts to qualify, prior to the Effective Time, for inclusion in the NASDAQ National Market System, the shares of NCBC Common Stock to be issued to the holders of FFC Common Stock or FFC Stock Options pursuant to the Merger, and NCBC shall give all notices and make all filings with the NASDAQ required in connection with the transactions contemplated herein. Notwithstanding this provision, NCBC's obligation to list the shares of NCBC Common Stock remains a condition to FFC's obligation to close the transactions described in this Agreement.

         7.3 Applications. NCBC shall prepare and file, and FFC shall cooperate in the preparation and, where applicable, filing of applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. At least two business days prior to filing, NCBC shall provide FFC and its counsel with copies of such applications to review and approve with respect to information relating to FFC. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from, all Regulatory Authorities in connection with the transactions contemplated hereby as soon as practicable upon their becoming available. In addition, each party shall advise the other promptly of any substantive verbal communications with an such Regulatory Authorities concerning the transactions described in this Agreement.

         7.4 NCBC Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, NCBC and FFC shall execute and file the Articles of Merger with the Tennessee Secretary of State in connection with the Closing.

         7.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 8 of this Agreement; provided, however, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement; provided, however, that nothing in this Section 7.5 shall be construed to obligate NCBC to take any action to meet any condition required for it to obtain any Consent if NCBC shall, in its sole discretion, deem such condition to be unreasonable or to constitute a significant impediment upon NCBC's ability to carry on its business or acquisition programs or to require NCBC to increase its capital ratios to amounts in excess of the Federal Reserve's minimum capital ratio guidelines which may from time to time be in effect.

         7.6      Investigation and Confidentiality.

                  (a) To the extent not prohibited by law, prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                  (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party. The Parties' Confidentiality Agreement dated April 22, 1999, remains in full force and effect in accordance with its terms and shall not be deemed to have merged into this Agreement.

                  (c) Each Party shall give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party. Each Party shall be afforded a reasonable time after such notice to cure any breach that is not or was not done with the intent to breach this Agreement.

         7.7 Press Release. The initial press release announcing this Agreement shall be reviewed and approved prior to release and shall be released at a time and date agreed to in advance by appropriate representatives of both NCBC and FFC and with respect to any subsequent press releases, FFC and NCBC shall consult with each other as to the form and substance of such press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 7.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by law. FFC has advised NCBC that it is likely that FFC will file a current report on Form 8-K with the SEC in respect to this transaction, particularly in light of the Option granted to NCBC in Section 7.8(b) of this Agreement.

         7.8      Certain Actions.

                  (a) Except with respect to this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby, after the date of this Agreement, neither FFC Company nor any Affiliate thereof nor any representatives thereof retained by either FFC Company shall directly or indirectly solicit or knowingly encourage any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of FFC Board of Directors as advised by counsel, neither FFC Company and no Affiliate or representative of FFC or either FFC Company shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into, or agree to enter into any contract with respect to any Acquisition Proposal, but FFC may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. FFC shall promptly notify NCBC in writing in the event that it receives any inquiry or proposal relating to any such transaction. FFC shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its representatives not to engage in any of the foregoing.

                  (b) As a condition of and as an inducement to NCBC's entering this Agreement and the Letter of Intent between the parties dated April 14, 1999, FFC is simultaneously with the execution of the Agreement issuing to NCBC an option in the form attached hereto as Exhibit 7.8, the terms and conditions of which are incorporated herein by reference.

                  (c) The requirements, conditions and obligations imposed by this Section 7.8 shall continue in full force and effect from the date of this Agreement until October 31, 1999, unless this Agreement shall have been extended to November 30, 1999 pursuant to Section 9.1(e) or shall have been earlier terminated (i) mutually by the Parties pursuant to Section 9.1(a) of this Agreement; (ii) by FFC pursuant to Section 9.1(b) of this Agreement; (iii) by either Party pursuant to Section 9.1(d)(i) of this Agreement; (iv) by FFC pursuant to Section 9.1(f) of this Agreement, other than due to the failure to satisfy Section 8.1(a); or (v) by FFC pursuant to Section 9.1(c) of this Agreement, but in such event only on the basis of (a) material inaccuracy (without waiver thereof) of representations and warranties of NCBC as contemplated by the provisions of Section 8.3(a) of this Agreement; (b) noncompliance by NCBC with its obligations as required by the provisions of
Section 8.3(b) of this Agreement; or (c) the failure of NCBC to deliver all certificates as required by the provisions of Section 8.3(d) of this Agreement, or (d) the failure of NCBC to satisfy the conditions set forth in Sections 8.3(b) and 8.3(e) of this Agreement.

         7.9 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of IRC Section 368(a) for federal income tax purposes.

         7.10 State Takeover Laws. Each FFC Company shall take all reasonable steps to exempt the transactions contemplated by this Agreement from any applicable Takeover Law.

         7.11 Articles of Incorporation Provisions. Each FFC Company shall take reasonable steps to ensure that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any FFC Company (other than voting, dissenters' appraisal and other similar rights) or restrict or impair the ability of NCBC or any of its Subsidiaries to vote, or to exercise the rights of a shareholder with respect to, shares of any FFC Company that may be directly or indirectly acquired or controlled by it.

         7.12 Agreement of Affiliates. FFC has disclosed in Section 7.12 of the FFC Disclosure Memorandum all persons whom it reasonably believes is an "affiliate" of FFC for purposes of Rule 145 under the 1933 Act. FFC shall use its reasonable efforts to cause each such Person to deliver to NCBC not later than thirty (30) days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 7.12, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of FFC Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer or otherwise dispose of the shares of NCBC Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least thirty (30) days of combined operations of NCBC and FFC have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, shares of NCBC Common Stock issued to such affiliates of FFC in exchange for shares of FFC Common Stock shall not be transferable until such time as financial results covering at least thirty (30) days of combined operations of NCBC and FFC have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 7.12 (and NCBC shall be entitled to place customary restrictive legends upon certificates for shares of NCBC Common Stock issued to affiliates of FFC pursuant to this Agreement and to enforce the provisions of this Section 7.12). NCBC shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of NCBC Common Stock by such affiliates. NCBC will not unreasonably withhold its consent for the removal of such restrictive legends under appropriate circumstances.

         7.13 Employee Benefits and Contracts. Following the Effective Time, NCBC shall provide to officers and employees of the FFC Companies employee benefits under employee benefit and welfare plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the NCBC Companies to their similarly situated officers and employees. For purposes of participation, vesting and other benefit accrual, under any such NCBC employee benefit plans, the service of the employees of the FFC Companies prior to the Effective Time shall be treated as service with an NCBC Company participating in such employee benefit plan. Nothing herein shall be deemed to have reduced, contracted, enlarged, undertaken, authorized, approved or otherwise to have affected whatever contractual rights the officers and employees of FFC may have under existing documentation other than as expressly stated herein, and nothing herein shall be deemed to be an employment contract, agreement or understanding, or offer of employment by NCBC or any of its direct or indirect Subsidiaries after the Effective Time. FFC hereby represents and covenants that it has accrued and will continue to accrue pursuant to GAAP amounts sufficient to enable it to make the foregoing payments. Following Closing, NCBC agrees to allow the current directors of FFC to participate in its health insurance plans generally available to employees of NCBC, subject to eligibility and any other requirements of such plans.

         7.14 D&O Coverage. At the Effective Time, NCBC will provide, errors and omissions insurance coverage for FFC's directors and officers, at its election, either (i) by purchasing continuation coverage under FFC's current policy for a period not less than six (6) years after the Effective Time, or
(ii) obtain coverage under NCBC's current policy to provide coverage for FFC's directors and officers on a prior acts basis for a period not less than six (6) years prior to the Effective Time.

         7.15.    Indemnification.

                  (a) With respect to all claims brought during the period of six (6) years and an additional one (1) year if a savings statute is properly invoked after the Effective Time, NCBC shall indemnify, defend and hold harmless present and former directors, officers, employees and agents of FFC and FFC Companies (the "FFC Entities") (each an "Indemnification Party") against all Liabilities or litigation arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees or agents of an FFC entity, or at the request of an FFC Entity, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including transactions contemplated by this Agreement) to the fullest extent permitted under Tennessee Law and the Articles of Incorporation and Bylaws of FFC as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any FFC Company or NCBC is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between NCBC and the Indemnified Party.

                  (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.15, upon learning of any such Liability or Litigation, shall promptly notify

NCBC thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advised that there are substantive issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction (except that if there are conflicts of interest among such Indemnified Parties, this limitation shall not apply), (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent; and provided further that the Surviving Corporation shall not have any obligation thereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

                                    ARTICLE 8
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         8.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
10.6 of this Agreement:

                  (a) Shareholder Approval. The shareholders of FFC shall have approved this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by law and by the provisions of any governing instruments.

                  (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner, which in the reasonable judgment of the Board of Directors of either party would so materially adversely impact the financial or economic benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, either party would not, in its reasonable judgment, have entered into this Agreement.

                  (c) Consents. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Sections 8.1(b) and 8.1(c) of this

Agreement) or for the preventing of any default under any contract or permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                  (d) Legal Proceedings. No court or government or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement and the Plan of Merger.

                  (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approval under state Securities Laws or the 1933 Act, or 1934 Act relating to the issuance or trading of the shares of NCBC Common Stock pursuant to the Merger shall have been received.

                  (f) Exchange Listing. The shares of NCBC Common Stock issuable pursuant to the Merger shall have been approved for inclusion on the NASDAQ National Market System subject to official notice of issuance.

                  (g) Tax Matters. Each of the Parties shall have received an opinion from King & Spalding in form and substance reasonably satisfactory to such Party, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, for federal income tax purposes:

                      (i) The Merger will be treated as a reorganization within the meaning of Section 368(a) of the IRC;

                      (ii) No gain or loss will be recognized by NCBC or FFC as a result of the Merger;

                      (iii) No gain or loss will be recognized by the shareholders of FFC upon the exchange of FFC Common Stock for NCBC Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in NCBC Common Stock) or by the holders of FFC Options upon the conversion of such options into rights with respect to NCBC Common Stock;

                      (iv) The aggregate tax basis of NCBC Common Stock received by a FFC shareholder pursuant to the Merger will be the same as the aggregate tax basis of the FFC Common Stock surrendered in exchange therefor (excluding any basis allocable to a fractional share of NCBC Common Stock for which cash is received); and

                        (v)    A FFC shareholder who perfects his
                               dissenters' rights under Tennessee law and who receives payment in cash for the "fair value" of his FFC Common Stock will be treated as having exchanged such stock for cash in a redemption subject to Section 302 of the IRC, and the FFC shareholder generally will recognize capital gain or loss in such exchange equal to the difference between the cash received and the tax basis of such stock.

                        In rendering such opinion, King & Spalding may require and rely upon representations and covenants, including those contained in certificates of officers of NCBC, FFC, and others, reasonably satisfactory in form and substance to such counsel.

                  (h) Retention Agreements. NCBC and FFC have agreed upon mutually satisfactory retention contracts and bonuses for key employees of the FFC Companies.

                  (i) Employment Agreements. NCBC and each of David Major and James S. Short shall have entered into an Employment Agreement having terms and conditions reasonably satisfactory to each of the respective parties.

                  (j) Accounting Treatment. FFC's external audit firm shall provide FFC with a negative assurance letter (the "FFC Pooling Letter") that the proposed transaction will qualify for pooling of interest accounting treatment based on the attributes of FFC only.

         8.2 Conditions to Obligations of NCBC. The obligations of NCBC to perform this Agreement and the Plan of Merger and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by NCBC pursuant to Section 10.6(a) of this
Agreement:

                  (a) Representations and Warranties. For purposes of this
Section 8.2(a), the accuracy of the representations and warranties of FFC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of FFC set forth in Section 4.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of FFC set forth in Sections 4.20, 4.21 and 4.22 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FFC set forth in this Agreement (including the representations and warranties set forth in Sections 4.3, 4.20, 4.21 and 4.22), such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on FFC.

                  (b) No Material Adverse Effect. There shall have been no Material Adverse Effect on FFC's or FFC Bank Subsidiary's financial condition since March 31, 1999.

                  (c) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FFC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (d) Certificates. FFC shall have delivered to NCBC (i) a certificate, dated as of the Effective Time and signed on its behalf by its President and the Chief Financial Officer of the FFC Bank Subsidiary, to the effect that the conditions to its obligations set forth in Sections 8.2(a) and 8.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by FFC's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, all in such reasonable detail as NCBC and its counsel shall reasonably request.

                  (e) Affiliates Agreements. NCBC shall have received from each affiliate of FFC the affiliates letter referred to in Section 7.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of NCBC that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

                  (f) Legal Opinion. FFC shall have delivered to NCBC an opinion of Daniel W. Small, counsel to FFC, dated as of the Closing Date, addressed to and in form and substance satisfactory to NCBC, to the effect that:

                      (i) FFC is a bank holding company duly organized, validly existing and in good standing under the laws of the State of Tennessee with corporate power and authority to conduct its business and to own and use its Assets.

                      (ii) FFC Bank Subsidiary is a financial institution duly organized, validly existing, and in good standing under the laws of the State of Tennessee with corporate power and authority to conduct its business and own and use its Assets.

                      (iii) The execution, delivery and performance of this Agreement and the Plan of Merger, as appropriate, and the consummation of the transactions contemplated herein and therein, including the Merger and the Option Agreement attached hereto as Exhibit 7.8 have been duly and validly authorized by all necessary corporate and shareholder action in respect thereof on the part of FFC.

                           (iv) The execution and delivery by FFC of this
Agreement and Option do not, and if FFC were now to perform its obligations under this Agreement such performance would not, violate or contravene any provision of the Articles of Incorporation or Bylaws of FFC or, to my knowledge but without any independent investigation, result in any breach of, or default or acceleration under any mortgage, agreement, lease, indenture, or other instrument, order, judgment or decree to which FFC is a party or by which it is bound.

                           (v) This Agreement, the Plan of Merger and the Option
have been duly and validly authorized, executed and delivered on behalf of FFC by duly authorized officers, and (assuming valid authorization, execution and delivery by NCBC) constitutes a valid and binding agreement of FFC enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the application of equitable principles and judicial discretion; provided, however, that no opinion is expressed as to the availability of the equitable remedy of specific performance.

                               Such opinion shall be rendered by counsel
reasonably acceptable to NCBC. NCBC agrees that Daniel W. Small is acceptable counsel. In rendering such opinion, counsel for FFC shall be entitled to require and shall be permitted to rely upon certificates of officers of FFC and upon certificates of public officials as to factual matters relevant to such opinion, which certificates shall be in form and substance reasonably satisfactory to such counsel.

                  (g) Maintenance of Certain Covenants, Etc. At the time of Closing,

                           (i)   Exclusive of any securities gains or losses
pursuant to FAS 115, total consolidated stockholders' equity shall not be less than $18,885,000.00.

                           (ii)  FFC shall own, free and clear of any liens, not
less than 100% of the outstanding capital stock of FFC Bank Subsidiary; and

                           (iii) From and after the Balance Sheet Date, there
shall have been no extraordinary sale of assets, nor any material investment portfolio restructuring by either FFC Company.

                           The financial criteria and calculations set forth
above shall be determined in accordance with GAAP consistently applied.

                  (h) Non-Compete Agreements. Each of David Major, James S. Short and six of the other eight members of the FFC Board shall have entered into a non-compete agreement with NCBC and FFC Bank Subsidiary substantially in the form of the non-compete agreement which is annexed hereto as Exhibit 8.2.

         8.3 Conditions to Obligations of FFC. The obligations of FFC to perform this Agreement and the Plan of Merger and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FFC pursuant to Section 10.6(b) of this
Agreement:

                  (a) Representations and Warranties. For purposes of this
Section 8.3(a), the accuracy of the representations and warranties of NCBC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of NCBC set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of NCBC set forth in Section 5.11 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of NCBC set forth in this Agreement (including the representations and warranties set forth in Sections 5.3 and 5.11) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on NCBC.

                  (b) No Material Adverse Effect. There shall have been no Material Adverse Effect on NCBC's financial condition since March 31, 1999.

                  (c) Performance of Agreements and Covenants. Each and all of the agreements and covenants of NCBC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (d) Certificates. NCBC shall have delivered to FFC (i) a certificate, dated as of the Effective Time and signed on its behalf by its Chief Executive Officer and its Chief Financial Officer, to the effect that the conditions of its obligations set forth in Sections 8.3(a) and 8.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by NCBC's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, all in such reasonable detail as FFC and its counsel shall reasonably request.

                  (e) Legal Opinion. NCBC shall have delivered to FFC an opinion of counsel, which may be in-house counsel of NCBC, dated as of the Closing Date, addressed to and in form and substance satisfactory to FFC, to the effect that:

                      (i) NCBC is a bank holding company duly organized, validly existing and in good standing under the laws of the State of Tennessee with corporate power and authority to conduct its business and to own and use its Assets;

                      (ii) This Agreement and the Plan of Merger have been duly and validly authorized, executed and delivered on behalf of NCBC by duly authorized officers or representatives thereof, and (assuming this Agreement is a binding obligation of FFC) constitutes a valid and binding obligation of NCBC enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the application of equitable principles and judicial discretion;

                      (iii) The execution, delivery and performance of this Agreement and the Plan of Merger, as appropriate, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate and shareholder action in respect thereof on the part of NCBC; and

                      (iv) The execution and delivery by NCBC of this Agreement do not, and if NCBC were now to perform its obligations under this Agreement such performance would not, violate or contravene any provision of its Charter or Bylaws or, to such counsel's knowledge but without any independent investigation, result in any breach of, or default or acceleration under any mortgage, agreement, lease, indenture, or other instrument, order, judgment or decree to which NCBC is a party or by which it is bound.

                  (f) Fairness Opinion. FFC shall have received a "fairness opinion" from its independent financial adviser dated as of the date of the Proxy Statement and as of the Closing Date to the effect that, in the opinion of such adviser, the consideration to be received by the FFC Record Holders pursuant to the terms and conditions of this Agreement is fair to the shareholders of FFC from a financial point of view, and such fairness opinion shall not have been withdrawn on or prior to the Closing Date.

                                    ARTICLE 9
                                   TERMINATION

         9.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of NCBC or FFC, this Agreement and the Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) By mutual consent of the Board of Directors of NCBC and the Board of Directors of FFC; or

                  (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section
8.2 of this Agreement in the case of FFC and Section 8.3 in the case of NCBC or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within thirty
(30) days after the giving of written notice to breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to terminate the Merger under the applicable standard set forth in Section 8.2 of this Agreement in the case of FFC and Section 8.3 of this Agreement in the case of NCBC; or

                  (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.2of this Agreement in the case of FFC and Section 8.3 in the case of NCBC or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

                  (d) By the Board of Directors of either Party in the event (i) any consent of any Regulatory Authority required for consummation of the Merger shall have been denied by final nonappealable action of such Regulatory Authority or if any action taken by such Regulatory Authority is not appealed within the time limit for appeal or (ii) the shareholders of FFC fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the Tennessee Code and FFC's Charter and Bylaws; or

                  (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by October 31, 1999, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any willful breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1(e) and further, if NCBC shall have filed all applications necessary to obtain the necessary Consents of banking Regulatory Authorities within sixty (60) days of the date hereof, and if the Closing shall not have occurred because of a delay caused by a bank Regulatory Authority in its review of the application before it, or by the SEC in its review of the Registration Statement to be filed by NCBC, then FFC shall, upon NCBC's written request, extend the October 31, 1999, date for a reasonable time, in no event less than thirty (30) days, in order for NCBC to obtain all Consents of bank Regulatory Authorities required and/or all Consents of the SEC and any other securities Regulatory Authorities, and for the expiration of any stipulated waiting periods. Nothing shall require FFC to extend the Closing Date beyond November 30, 1999; or

                  (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.2(a) of this Agreement in the case of FFC and Section 8.3(a) in the case of NCBC or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 9.1(e) of this Agreement as the same may be extended pursuant to Section 9.1(e).

         If the FFC Disclosure Memorandum, as described in Article 4 of this Agreement, (i) is not delivered within ten (10) days after the execution of this Agreement as provided for in Section 6.1(b) of this Agreement; or (ii) if the FFC Disclosure Memorandum is delivered within the time restrictions set forth herein, but NCBC finds the FFC Disclosure Memorandum to be deficient in content; or (iii) if the FFC Disclosure Memorandum is delivered in a timely manner, but NCBC finds the FFC Disclosure Memorandum to contain disclosures that NCBC deems unsatisfactory, NCBC has the following remedies. In the case of either subsection (i) or (ii) of this Section 9.1(f), NCBC has the right to immediately terminate this Agreement. In the case of subsection (iii) of this Section 9.1(f), NCBC has the right to terminate this Agreement if the disclosure deemed unsatisfactory by NCBC cannot be or has not been cured by FFC to NCBC's satisfaction within thirty (30) days from the date NCBC gives FFC written notice thereof. Within ten (10) days of receipt of the FFC Disclosure Memorandum, NCBC shall give FFC written notice of any deficiencies or unsatisfactory matters disclosed in the FFC Disclosure Memorandum. Such notice shall state with particularity the issues in question and if such issue is subject to cure, shall set forth NCBC's description of what action or result is necessary to cure the items. In addition, in the case of subsection (iii) of this Section 9.1(f), FFC has the right to terminate this Agreement if NCBC demands that FFC remedy any problems perceived by NCBC with the substance of the disclosures and if FFC is unwilling or unable to remedy the such perceived problems. In the event of termination by either Party pursuant to this second paragraph of Section 9.1(f), the Option shall terminate and this Agreement, the Parties' Letter of Intent dated April 16, 1999 shall terminate and, other than Section 7.6(b) and Article 10, this Agreement shall terminate. In the event of termination under this second paragraph of Section 9.1(f), each Party shall be responsible for its own fees and expenses and shall have no liability to the other except for wilful violations of Section 7.6(b).

         9.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1 of this Agreement, this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions of this Section 9.2 and Article 10 and Sections 7.6(b) and 7.8 of this Agreement shall survive any such termination and abandonment;
(ii) a termination pursuant to Sections 9.1(b), 9.1(c) or 9.1(f) of this Agreement shall not relieve the breaching Party from liability for (x) an uncured willful breach of a covenant or agreement or (y) a fraudulent act of such Party, in either case to the extent giving rise to such termination; and
(iii) Section 7.8 of this Agreement shall be governed by its own terms.

         9.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants and agreements of the Parties shall not survive the Effective Time except this Section 9.3 and Articles 1, 2, 3 and 10 and Sections 6.3(b), 7.6, 7.8, 7.12, 7.13, 7.14 and 7.15
of this Agreement.

                                   ARTICLE 10
                               GENERAL PROVISIONS

         10.1     Definitions.

                  (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                      "Acquisition Proposal" shall mean any exchange offer or any proposal for a merger, consolidation, or acquisition of 9.9% or more of the outstanding common stock of FFC.

                      "Affiliate" of a Party means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person.

                      "Agreement" shall mean this Agreement, the Plan of Merger and the Exhibits delivered pursuant hereto and incorporated herein by reference.

                      "Allowances" shall mean the allowances for loan, lease and other credit losses, including losses in connection with ORE, of any Person.

                      "Articles of Merger" shall mean the Articles of Merger to be executed by NCBC and FFC and filed with the Secretary of State of the State of Tennessee pursuant to Section 48-21-107 of the Tennessee Code relating to the merger of FFC with and into NCBC as contemplated by this Agreement and the Plan of Merger.

                      "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                      "Balance Sheet Date" shall mean December 31, 1998.

                      "BHC Act" shall mean the Bank Holding Company Act of 1956, as amended.

                      "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that (i) is not a federal or state holiday generally recognized or observed by banks in the State of Tennessee and (ii) is not a day on which the principal executive office of either NCBC or FFC is closed for business.

                      "Closing" shall mean the consummation of the Merger.

                      "Closing Date" shall mean the date on which the Closing occurs.

                      "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or affirmation by any Person pursuant to any Contract, Law, Order or Permit.

                      "Consideration" shall mean the shares of NCBC Common Stock and the cash settlement of any remaining fractional share of NCBC Common Stock deliverable to the FFC Record Holders pursuant to Section 2.1(b) of this Agreement.

                      "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document that is binding on any Person or its capital stock, Assets, or business.

                      "Control" shall have the meaning assigned to such term in
Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended.

                      "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence or any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of or renegotiate, or to accelerate, increase or impose any Liability under, any Contract, Order or Permit.

                      "Effective Date" shall mean that date on which the Effective Time of the Merger shall have occurred.

                      "Effective Time" shall mean the date and time that the Articles of Merger shall become effective with the Secretary of State of Tennessee.

                      "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and any state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 USC ss.9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 USC ss.6901, et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material.

                      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                      "Exchange Agent" shall mean The Bank of New York.

                      "Exchange Ratio" shall mean the number of shares of NCBC Common Stock, and fractions thereof, to be exchanged for each share of FFC Common Stock pursuant to Section 2.1(b) of this Agreement, subject to such adjustments as may be expressly provided in this Agreement and the Plan of Merger.

                      "Exhibits" 1.1, 7.8, 7.12 and 8.2, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto or thereto.

                      "FFC" shall mean First Financial Corporation, a Tennessee corporation.

                      "FFC Bank Subsidiary" shall mean, collectively, First Bank and Trust, a state non-member bank and its wholly owned subsidiaries, American Title and Escrow Company and First Southern Finance, Inc.

                      "FFC Common Stock" shall mean the common stock of First Financial Corporation, $2.50 par value per share.

                      "FFC Company(ies)" shall mean FFC and all of its Subsidiaries, whether direct or indirect.

                      "FFC Disclosure Memorandum" shall mean the written information entitled "First Financial Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to NCBC describing in reasonable detail the matters contained therein. Disclosure of a specific state of facts on one schedule shall be deemed to be disclosed with respect to other relevant schedules so long as such disclosure is made with such detail and such specificity that it is clear that the information disclosed relates to the subject matter of the schedule.

                      "FFC Employee Plans" shall mean any pension plans, profit sharing plans, deferred compensation plans, stock option plans, cafeteria plans, and any other such or related benefit plans or arrangements offered or funded by FFC or any FFC Bank Subsidiary, to or for the benefit of the officers, directors, employees, independent contractors or consultants of FFC or any FFC Bank Subsidiary.

                      "FFC Financial Statements" shall mean (i) the unaudited consolidated balance sheets (including related notes and schedules, if any) of FFC as of March 31, 1999, and 1998, and the related unaudited consolidated statements of earnings, changes in shareholders' equity and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1999; (ii) the audited consolidated balance sheets (including related notes and schedules) of FFC as of December 31, 1998, 1997 and 1996, and the related audited consolidated statements of earnings, changes in shareholders' equity and cash flows (including related notes and schedules) for the years then ended; and (iii) the consolidated financial statements of FFC (including related notes and schedules, if any) with respect to periods subsequent to March 31, 1999, in each case as filed by FFC in SEC Documents.

                      "FFC Option Plans" means those options to acquire FFC Common Stock under (i) FFC's non-qualified stock option plans; (ii) FFC's employment agreement with its president; and (iii) FFC's incentive stock option plan.

                      "FFC Preferred Stock" means the no par value preferred stock of FFC, no shares of which are currently outstanding.

                      "FFC Record Holders" means those Persons who shall be the holders of record of any of the issued and outstanding shares of FFC Common Stock immediately prior to the Effective Time.

                      "FDIC" shall mean the Federal Deposit Insurance
Corporation.

                      "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System and shall include the Federal Reserve Bank of St. Louis when acting under delegated authority.

                      "GAAP" shall mean generally accepted accounting principles as in effect from time to time, consistently applied.

                      "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and
(ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                      "HOLA" shall mean the Home Owners' Loan Act, 12 USC
Section 1461 et seq.

                      "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions and other intellectual property rights.

                      "IRC" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                      "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known by the Chairman, Chief Executive Officer, President, Chief Administrative Officer, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer or General Counsel of such Person, or such other officer of such Person, regardless of title, charged with or responsible for the oversight of a particular area, department or function to which the subject matter relates. As used in this Agreement, ther term "Knowledge" does not mean or include constructive knowledge.

                      "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                      "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                      "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business.

                      "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or written notice by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic routine examinations of depository institutions and their Affiliates by Regulatory Authorities.

                      "Material Adverse Effect" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this

Agreement. With respect to NCBC, a decline in the price of a share of NCBC Common Stock shall not, in and of itself, be deemed to be or to be evidence of the occurrence of a Material Adverse Effect with respect to NCBC.

                      "Merger" shall mean the merger of FFC with and into NCBC, as described in Section 1.1 of this Agreement.

                      "NASDAQ" shall mean the NASDAQ Stock Market or NASDAQ National Market, or its successor, upon which shares of NCBC Common Stock are listed for trading.

                      "NCBC" shall mean National Commerce Bancorporation, a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and as a savings and loan holding company and whose principal offices are located at One Commerce Square, Memphis, Shelby County, Tennessee 38150.

                      "NCBC Capital Stock" shall mean, collectively, the NCBC Common Stock, the NCBC Preferred Stock and any other class or series of capital stock of NCBC.

                      "NCBC Common Stock" shall mean the $2.00 par value common stock of NCBC.

                      "NCBC Companies" shall mean, collectively, NCBC and all NCBC Subsidiaries.

                      "NCBC Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of NCBC as of March 31, 1999, and as of March 31, 1998, and March 31, 1997, the related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1999, and for each of the three years ended December 31, 1998, 1997, and 1996, as filed by NCBC in SEC Documents and (ii) the consolidated balance sheet of NCBC (including related notes and schedules, if any) and related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 1999.

                      "NCBC Preferred Stock" shall mean the no par value preferred stock of NCBC authorized but none of which is currently outstanding.

                      "NCBC Subsidiaries" shall mean the Subsidiaries of NCBC.

                      "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                      "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                      "Operating Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                      "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                      "ORE" shall mean real estate and other property acquired through foreclosure, deed in lieu of foreclosure, or similar procedures.

                      "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property. A Party shall not be deemed to participate in the management of a facility or property by reason of the existence of covenants in loan agreements or similar instruments between such Party and the owner of such facility or property.

                      "Party" shall mean either NCBC, on the one hand, or FFC on the other hand, and "Parties" shall mean NCBC and FFC.

                      "Pension Plan" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

                      "Permit" shall mean any federal, state, local and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

                      "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                      "Plan of Merger" shall mean the plan of merger providing for the Merger, in substantially the form of Exhibit 1.1.

                      "Proxy Statement" shall mean the proxy statement to be used by FFC to solicit proxies with a view to securing the approval of the FFC shareholders of this Agreement and the Plan of Merger.

                      "Records" means all available records, minutes of meetings of the Board of Directors, committees and shareholders of a Party; original instruments and other documentation (or true and correct copies thereof), pertaining to a Party or any of its Subsidiaries or assets (including plans and specifications relating to any realty), Liabilities, Deposits, Contracts, capital stock, and loans; and all other business and financial records which are necessary or customary for use in the conduct of such Person or any of such Person's Subsidiary businesses on or after the Effective Time as it was conducted prior to the Effective Time.

                      "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by NCBC under the 1933 Act with respect to the issuance of the shares of NCBC Common Stock to the shareholders of FFC in connection with the transactions contemplated by this Agreement.

                      "Regulatory Authorities" shall mean, collectively, the United States Department of Justice, the Federal Reserve, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, the FDIC, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASDAQ, the National Association of Securities Dealers and the SEC, or any respective successor thereto.

                      "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

                      "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for shares of the capital stock of a Person, or which derive their value in whole or in part from shares of the capital stock of a Person, including stock appreciation rights and phantom stock, or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

                      "SEC" shall mean the United States Securities and Exchange Commission, or any successor thereto.

                      "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries pursuant to the Securities Laws.

                      "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as any similar state securities laws and any similar rules and regulations promulgated by the applicable federal or state bank Regulatory Authorities.

                      "Shareholders' Meeting" shall mean the Special Meeting of the shareholders of FFC to be held pursuant to Section 7.1 of this Agreement, including any adjournment or adjournments or postponement or postponements thereof.

                      "Subsidiaries" shall mean all of those Persons of which the entity in question owns or controls 5% or more of the outstanding voting equity securities or equity interest, either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities or equity interest is owned directly or indirectly by its parent; provided, however, that there shall not be included any Person acquired through foreclosure or in satisfaction of a debt previously contracted in good faith, any such entity that owns or operates an automatic teller machine interchange network, or any such Person the equity securities or equity interest of which are owned or controlled in a fiduciary capacity or through a small business development corporation.

                      "Surviving Corporation" shall mean NCBC, as the corporation resulting from and surviving the consummation of the Merger as set forth in Section 1.1 of this Agreement.

                      "Tax" or "Taxes" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, assessments, charges, fares or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

                      "Tennessee Code" shall mean the Tennessee Code Annotated, as amended.

                  (b) Any singular term in this Agreement shall be deemed to include the plural and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         10.2     Expenses.

                  (a) Except as otherwise provided in Section 7.8 and this
Section 10.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the costs contemplated hereunder, including, filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement based on the relative Asset sizes of the Parties at December 31, 1998. No such amounts shall affect or serve to reduce the Gross Purchase Price or the Net Purchase Price.

                  (b) Nothing contained in this Section 10.2 shall constitute or shall be deemed to constitute liquidated damages with respect to any liability of a Party pursuant to this Agreement or otherwise limit the rights of the non-breaching Party. This paragraph shall not be deemed to limit or to enlarge the agreed remedies for breach of this Agreement set forth in Section 9.2.

         10.3 Brokers and Finders. Other than the engagement of Morgan Keegan & Company, Inc. by FFC, the fees of which solely shall be the responsibility of FFC, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investments bankers fees, brokerage fees, commissions, or finders fees in connection with this Agreement or the ones contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by FFC or NCBC, each of FFC and NCBC, as the case may be agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

         10.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the other documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. Notwithstanding the foregoing, this Agreement does not supersede that certain Confidentiality Agreement, dated as of April 22, 1999, between the Parties. The Parties acknowledge and agree that such Confidentiality Agreement shall remain in full force and effect, notwithstanding the execution of this Agreement, until the earlier of the Effective Time or the expiration of such Confidentiality Agreement in accordance with its terms.

         10.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement and the Plan of Merger has been obtained; provided, that after any such approval by the holders of FFC Common Stock, there shall be made no amendment that modifies in any material respect the Consideration to be received by the FFC Record Holders.

         10.6     Waivers.

                  (a) Prior to or at the Effective Time, NCBC, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FFC, to waive or extend the time for the compliance or fulfillment by FFC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of NCBC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of NCBC.

                  (b) Prior to or at the Effective Time, FFC, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by NCBC, to waive or extend the time for the compliance or fulfillment by NCBC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FFC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FFC.

                  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         10.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party; provided, however, NCBC may assign all of its rights hereunder to any other wholly owned Subsidiary whether now existing or hereafter acquired or organized (but NCBC may not delegate any of its duties, including the duty to issue and list the shares of NCBC Common Stock to be issued pursuant to the Merger to the FFC Record Holders. Notwithstanding the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         10.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage prepaid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                  If to NCBC:                 National Commerce Bancorporation
                                              One Commerce Square
                                              Memphis, TN  38150
                                              Fax:  (901) 523-3170
                                              Telephone:  (901) 523-3320
                                 Attention:   Lewis E. Holland
                                              Vice Chairman and CFO
                                 and          Charles A. Neale
                                              Vice President and General Counsel
                                              Fax:  (901) 523-3303
                                              Telephone:  (901) 523-3371

                  If to FFC:                         First Financial Corporation
                                                     1691 North Mt. Juliet Road
                                                     Mt. Juliet, TN 37122
                                                     Fax: (615) 758-8645
                                                     Telephone: (615) 754-2265
                                       Attention:    David Major, President and
                                                     Chief Executive Officer

                  With a copy to:                    Daniel W. Small
                                                     Attorney at Law
                                                     323 Union Street, Suite 300
                                                     P. O. Box 190608
                                                     Nashville, TN 37219-0608
                                                     Fax: (615) 252-6001
                                                     Telephone: (615) 252-6000

         10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws.

         10.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

         10.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         10.12 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

         10.13    Enforcement of Agreement.

                  (a) The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  (b) The beneficiaries of the provisions set forth in Sections 7.13, 7.14 and 7.15 may enforce their respective rights, under said sections of this Agreement and any other applicable sections of this Agreement including
Section 10.14.

         10.14 Attorneys' Fees. If any Party hereto shall bring any action at law or in equity to enforce its rights under this Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

         10.15 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         10.16 Remedies Cumulative. All remedies provided in this Agreement, by Law or otherwise, shall be cumulative and not alternative.

         IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Agreement or has caused this Agreement to be executed and delivered in its name and on behalf by its representatives thereunto duly authorized, all as of the date first written above.


                                       FIRST FINANCIAL CORPORATION



                                       By: /s/ David Major
                                           -------------------------------------
                                           David Major
                                           President and Chief Executive Officer
ATTEST:



/s/ James S. Short
----------------------------------------
James S. Short, Executive Vice President


(This corporation has no seal)

                                              NATIONAL COMMERCE BANCORPORATION




                                              By: /s/ William R. Reed, Jr.
                                                  ----------------------------
                                                  William R. Reed, Jr.
                                                  Vice Chairman

ATTEST:



/s/ Gus B. Denton
----------------------------------
Gus B. Denton, Secretary


(This corporation has no seal)
CAN/ps
04-29-99

                                   Exhibit 1.1
                                (Plan of Merger)



                                   Exhibit 7.8
                        (Form of 19.5% Option Agreement)



                                  Exhibit 7.12
                            (Agreement of Affiliates)



                                   Exhibit 8.2
                           (Non-Competition Agreement)

                                   EXHIBIT 1.1

                                 PLAN OF MERGER
                                       OF
                           FIRST FINANCIAL CORPORATION
                              MT. JULIET, TENNESSEE
                                  WITH AND INTO
                        NATIONAL COMMERCE BANCORPORATION
                               MEMPHIS, TENNESSEE

         Pursuant to this Plan of Merger ("Plan of Merger") dated _______, 1999, FIRST FINANCIAL CORPORATION ("FFC"), a corporation organized and existing under the laws of the State of Tennessee, shall be merged with and into NATIONAL COMMERCE BANCORPORATION ("NCBC"), a corporation organized and existing under the laws of the State of Tennessee.

                                    ARTICLE 1
                               TERMS OF THE MERGER

         1.1 Merger. Subject to the terms and conditions of that certain Agreement and Plan of Merger dated as of the 1st day of May, 1999, between FFC and NCBC (the Merger Agreement") and this Plan of Merger, at the Effective Time FFC shall be merged with and into NCBC in accordance with the provisions of
Section 48-21-101, et seq. of the Tennessee Code, and with the effect provided in Section 48-21-108 of the Tennessee Code (the "Merger"). NCBC shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the laws of the State of Tennessee. The Merger shall be consummated pursuant to the terms of the Merger Agreement and this Plan of Merger.

         1.2 Time and Place of Closing. The Closing will take place at 9:00 a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 a.m.) or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The Closing shall be held at the NCBC Board Room, NCBC Executive Offices (Fourth Floor), One Commerce Square, Memphis, Shelby County, Tennessee 38150, or at such other place as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree.

         1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Tennessee (the "Effective Time").

         1.4 Charter. The Charter of NCBC in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until otherwise amended or repealed.

         1.5 Bylaws. The Bylaws of NCBC in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

         1.6 Name. The name of NCBC shall remain unchanged after the Effective Time, unless and until otherwise renamed.

         1.7 Directors and Officers. The directors and officers of NCBC in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected or appointed, shall serve as the directors and officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided herein.

                                    ARTICLE 2
             MANNER OF CONVERTING SHARES AND OPTIONS; EXCHANGE RATIO

         2.1 Conversion; Cancellation and Exchange of Shares; Exchange Ratio. At the Effective Time, by virtue of the Merger becoming effective and without any action on the part of NCBC, FFC, or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

             (a) NCBC Capital Stock. Each share of NCBC Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

             (b) FFC Common Stock. Each share of FFC Common Stock issued and outstanding at the Effective Time shall cease to represent any interest (equity, shareholder or otherwise) in FFC and shall, except for those shares (the "Dissenting Shares") held by any FFC Record Holders who shall have properly perfected such Record Holders' dissenters' rights and shall have maintained the perfected status of such dissenters' rights through the Effective Time ("FFC Dissenting Shareholders"), whose rights shall be governed by the provisions of Sections 48-23-101 through 48-23-302 of the Tennessee Code, automatically be converted exclusively into, and constitute only the right of each FFC Record Holder to receive in exchange for such Record Holder's shares of FFC Common Stock, the Consideration to which the FFC Record Holder is entitled as provided in this Section 2.1(b).

                 (i) The Exchange Ratio Calculation. Subject to any adjustments which may be required by an event described in Subsection 2.1(b)(iii) below, at and as of the Effective Time:

                     (A) Each one (1) share of FFC Common Stock (other than Dissenting Shares) outstanding at and as of the Effective Time shall be converted into the right to receive that number of shares of NCBC Common Stock equal to:

                         (I) The quotient of (x) the Net Purchase Price (defined
below) and (y) divided by the NCBC "Market Price Per Share" (defined below),

                                   divided by
                                   ----------

                         (II) The sum of number of shares of FFC Common Stock
outstanding at and as of the Effective Time and the number of shares of FFC Common Stock issuable pursuant to options to purchase FFC Common Stock to the extent that such options are outstanding at and as of the Effective Time.

                     (B) Each share of FFC Common Stock held of record by a FFC Dissenting Shareholder shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Tennessee Code, and in particular, T.C.A. ss. 48-23-102.

                     (C) "Net Purchase Price" shall be $74,250,000 which is the Gross Purchase Price of $75,000,000 less FFC's investment banker's fee of $750,000.

                     (D) If as of the Closing Date the consolidated stockholders' equity of FFC, exclusive of any securities gains or losses in accordance with FAS 115, is less than $18,885,000, which was the consolidated stockholders' equity as of December 31, 1998, NCBC reserves the right to terminate this Agreement.

                     (E) No share of FFC Common Stock shall be deemed to be outstanding or have any rights other than those set forth in this Section 2.1(b) after the Effective Time. No fractional shares of NCBC Common Stock shall be issued in the Merger and, if after aggregating all of the whole and fractional shares of NCBC Common Stock to which a FFC Record Holder shall be entitled based upon this Exchange Ratio Calculation, there should be a fractional share of NCBC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to Article 3 of this Agreement, which cash settlement shall be based upon the Market Price Per Share (as defined below) of one (1) full share of NCBC Common Stock.

                 (ii) Definition of "Market Price Per Share". The "Market Price Per Share" is $24.25 which was the closing price per share of NCBC Common Stock on the NASDAQ (as reported by The Wall Street Journal) on April 12, 1999:

                      Therefore, by way of example, if as of the day immediately prior to the Closing Date FFC(1) owns 100% of the authorized and outstanding common stock of FFC Bank Subsidiary and (2) has consolidated stockholders' equity not less than as described in (D) hereinabove, then:


                  Net Purchase Price of                       $74,250,000

                                                              divided by
                                                              ----------

                  NCBC Market Price Per Share of              $24.25

                                                              equals
                                                              ------

                  Number of NCBC Shares                       3,061,856

                                                              divided by
                                                              ----------

                  FFC Shares Outstanding                         953,328
                  + FFC Options                                  120,935
                                                              ----------
                                                               1,074,263

                                                              equals
                                                              ------

                  NCBC Shares for Each 1 Share of FFC         2.8502
                                                              ======

                 (iii) Effect of Stock Splits, Reverse Stock Splits, Stock Dividends and Similar Changes in the Capital of FFC. Should FFC effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Agreement but prior to the Effective Time, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of NCBC shall deem in good faith to be fair and reasonable in order to give effect to such changes. Notwithstanding the foregoing, nothing in this subparagraph (iii) shall be deemed to be a waiver of the inaccuracy of any representation or warranty or breach of any covenant by FFC set forth herein.

             (c) Shares Held by FFC or NCBC. Each of the shares of FFC Common Stock held by any FFC Company or by any NCBC Company, in each case other than
(x) in a fiduciary capacity, or (y) as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no Consideration shall be issued in exchange therefor.

             (d) Dissenters' Rights of FFC Shareholders. Any FFC Dissenting Shareholder who shall comply strictly with the provisions of Sections 48-23-101, et seq. of the Tennessee Code shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the Tennessee Code. FFC Shareholders who fail to strictly comply with such provisions shall be deemed not to have dissented and shall not be treated as Dissenters.

             (e) Payment to FFC Investment Banker. At the Effective Time,
NCBC shall pay Seven Hundred Fifty Thousand Dollars ($750,000.00) to FFC's investment banker, which amount has been netted out of the Gross Purchase Price pursuant to Section 2.1(b) (i) (C).

         2.2 Conversion of Stock Options. At the Effective Time, all options with respect to FFC Common Stock pursuant to stock options ("FFC Options") granted by FFC under the FFC Option Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be assumed by NCBC and converted into options to purchase shares of NCBC Common Stock in accordance with the following sentence and otherwise having the same duration and terms as the FFC Option Plans. From and after the Effective Time, (i) each FFC Option assumed by NCBC may be exercised solely for shares of NCBC Common Stock, (ii) the number of shares of NCBC Common Stock subject to such FFC Option shall be equal to the number of shares of FFC Common Stock subject to such FFC Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such FFC Option shall be adjusted by dividing the per share exercise price under each such FFC Option by the Exchange Ratio and rounding down to the nearest cent. FFC shall take all necessary steps to effectuate the foregoing provisions of this
Section 2.2.

         2.3 Anti-Dilution Provisions. In the event NCBC changes the number of shares of NCBC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, reorganization, stock dividend, or recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                                    ARTICLE 3
                               EXCHANGE OF SHARES

         3.1 Exchange Procedures. Promptly after the Effective Time, NCBC and FFC shall cause the Exchange Agent to mail to the FFC Record Holders appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of FFC Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties including its obligation to deliver the Consideration to which any FFC Record Holder may receive for lost, misplaced or destroyed FFC certificates. After the Effective Time, each FFC Record Holder of FFC Common Stock (other than shares to be canceled pursuant to Section 2.1(c) of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the Consideration provided in Section 2.1(b) of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 3.2 of this Agreement. To the extent required by Section 2.1(b) of this Agreement, each FFC Record Holder also shall receive, upon surrender of the certificate or certificates representing his or her shares of FFC Common Stock outstanding immediately prior to the Effective Time, cash in lieu of any fractional share of NCBC Common Stock to which such holder may be otherwise entitled (without interest). NCBC shall not be obligated to deliver the Consideration to which any FFC Record Holder is entitled as a result of the Merger until such FFC Record Holder surrenders such holder's certificate or certificates representing the shares of FFC Common Stock for exchange as provided in this Section 3.1. The certificate or certificates of FFC Common Stock so surrendered shall be duly endorsed as the Exchange Agent may reasonably require. Any other provision of this Agreement notwithstanding, neither NCBC nor the Exchange Agent shall be liable to a FFC Record Holder for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property Law. Adoption of this Agreement by the shareholders of FFC shall constitute ratification of the appointment of the Exchange Agent.

         3.2 Rights of Former FFC Record Holders. At the Effective Time, the stock transfer books of FFC shall be closed as to holders of FFC Common Stock outstanding immediately prior to the Effective Time, and no transfer of FFC Common Stock by any FFC Record Holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.1 of this Agreement, each certificate theretofore representing shares of FFC Common Stock (other than shares to be cancelled pursuant to Section 2.1(c) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the Consideration provided in Section 2.1(b) of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by FFC in respect of such shares of FFC Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by NCBC on the NCBC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of NCBC Common Stock issuable pursuant to this Agreement, but beginning thirty (30) days after the Effective Time no dividend or other distribution payable to the holders of record of NCBC Common Stock as of any time subsequent to the Effective Time shall be delivered to a FFC Record Holder until such FFC Record Holder surrenders his or her certificate or certificates evidencing FFC Common Stock for exchange as provided in Section 3.1 of this Agreement. However, upon surrender of such FFC Common Stock certificate, both the NCBC Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                    ARTICLE 4
                                  MISCELLANEOUS

         4.1 Conditions Precedent. Consummation of the Merger by NCBC shall be conditioned on the satisfaction of or waiver by NCBC of the conditions precedent to the Merger set forth in Sections 8.1 and 8.2 of the Merger Agreement. Consummation of the Merger by FFC shall be conditioned on the satisfaction, or waiver by FFC, of the conditions precedent to the Merger set forth in Sections
8.1 and 8.3 of the Merger Agreement.

         4.2 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time by the Parties hereto as provided in Article 9 of the Merger Agreement.

         4.3 Amendments. To the extent permitted by Law, this Plan of Merger may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of the Merger Agreement and this Plan of Merger has been obtained; provided, that after any such approval by the holders of FFC Common Stock, there shall be made no amendment that modifies in any material respect the Consideration to be received by the FFC Record Holders.

         4.4 Assignment. Except as expressly contemplated hereby, neither this Plan of Merger nor the Merger Agreement, nor any of the rights, interests, or obligations hereunder or thereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party; provided, however, that NCBC may assign all of its rights hereunder to any other wholly owned Subsidiary whether now existing or hereafter acquired or organized but NCBC may not delegate any of its duties, including the duty to issue and list the shares of NCBC Common Stock to be issued pursuant to the Merger to the FFC Record Holders. Notwithstanding to the preceding sentence, the Merger Agreement and this Plan of Merger will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         4.5 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Law.

         4.6 Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same document.

         4.7 Captions. The captions contained in this Plan of Merger are for reference purposes only and are not part of this Plan of Merger.

         4.8 Definitions. Except as otherwise specifically provided herein, capitalized terms used herein have the meanings set forth in the Merger Agreement.

         IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Plan of Merger or has caused this Plan of Merger to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.

                                             FIRST FINANCIAL CORPORATION


                                             By:
                                                --------------------------------
                                                 David Major, President and
                                                 Chief Executive Officer


ATTEST:

--------------------------------------
Robert L. Callis, Secretary




                                             NATIONAL COMMERCE BANCORPORATION

                                             By:
                                                --------------------------------
                                                 Thomas M. Garrott, Chairman and
                                                 Chief Executive Officer


ATTEST:


--------------------------------------
Gus B. Denton, Secretary










CAN/ps

04-29-99

                                 Exhibit 7.8(b)
                        (Form of 19.5% Option Agreement)
                             STOCK OPTION AGREEMENT

         This Stock Option Agreement ("Agreement"), dated as of May 1, 1999, is between National Commerce Bancorporation ("NCBC") and First Financial Corporation ("FFC").

                                    RECITALS

         FFC and NCBC have executed an Agreement and Plan of Merger ("Merger Agreement"), of even date with this Agreement, under which FFC will be merged into NCBC upon completion of the merger ("Merger") contemplated in the Merger Agreement.

         By negotiating and executing the Merger Agreement and by taking actions necessary or appropriate to effect the transactions contemplated by the Merger Agreement, NCBC has incurred and will incur substantial direct and indirect costs (including, without limitation, the costs and management and employee time) and will forgo the pursuit of certain alternative investments and transactions.

                                    AGREEMENT

         THEREFORE, in consideration of the promises set forth in this Agreement and in the Merger Agreement, the parties agree as follows:

         1. Grant of Option. Subject to the terms and conditions set forth in this Agreement, FFC irrevocably grants an option ("Option") to NCBC to purchase that number of authorized but unissued shares of FFC's common stock, $2.50 par value per share ("FFC Common Stock"), such that immediately following such purchase NCBC would own 19.5% of the then issued and outstanding shares (as adjusted as set forth herein) of FFC Common Stock after giving effect to the exercise of the Option at a per share price in cash (or immediately available funds) equal to two times the book value of a share of FFC Common Stock as of March 31, 1999 ("Option Price").

         2. Exercise of Option. Subject to the provisions of this Section 2 and of Section 13(a) of this Agreement, this Option may be exercised by NCBC as set forth in Section 5 of this Agreement, in whole only, at any time, in any of the following circumstances:

         (a) FFC or its board of directors enters into an agreement or recommends to FFC shareholders an agreement (other than the Merger Agreement) under which any entity, person or group (collectively "Person"), within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), would: (1) merge or consolidate with, acquire 9.9% or more of the assets or liabilities of, or enter into any similar transaction with FFC, or (2) purchase or otherwise acquire (including by merger, reorganization, consolidation, share exchange or any similar transaction) securities representing 9.9% or more of FFC's voting shares;

         (b) any Person (other than NCBC or any of its subsidiaries) acquires the beneficial ownership or the right to acquire beneficial ownership of securities which, when aggregated with other such securities owned by such Person, represents 25% or more of the voting shares of FFC (the term "beneficial ownership" for purposes of this Agreement has the meaning set forth in Section 13(d) of the Exchange Act, and the regulations promulgated under the Exchange Act);

         (c) after having received a fairness opinion from its financial advisor that the transaction is fair to FFC shareholders from a financial point of view, failure of the board of directors of FFC to recommend the Merger to the shareholders at the time of the calling of the special meeting of the shareholders pursuant to the Merger Agreement; or

         (d) failure of the shareholders to approve by the earliest of (1) the termination of the Merger Agreement or (2) November 30, 1999, the Merger by the required affirmative vote at a meeting of the shareholders, because a third Person (other than NCBC or a subsidiary of NCBC) announces publicly or communicates, in writing, to FFC a proposal to (1) acquire FFC (by merger, reorganization, consolidation, the purchase of 9.9% or more of its assets or liabilities, or any other similar transaction), (2) purchase or otherwise acquire securities representing 9.9% or more of the voting shares of FFC or (3) change the composition of the board of directors of FFC.

               It is understood and agreed that the Option will become exercisable on the occurrence of any of the above-described circumstances even though the circumstance occurred as a result, in part or in whole, of the board of FFC complying with its fiduciary duties.

               Notwithstanding the foregoing, the Option may not be exercised if either (1) any applicable and required governmental approvals have not been obtained with respect to such exercise or if such exercise would violate any applicable regulatory restrictions, or (2) at the time of exercise, NCBC is failing in any material respect to perform or observe its material covenants or conditions under the Merger Agreement, unless the reason for such failure is that FFC is failing to perform or observe its covenants or conditions under the Merger Agreement.

         3. Notice, Time and Place of Exercise. When NCBC wishes to exercise the Option, NCBC will give written notice of its intention to exercise the Option and the place and date for the closing of the exercise (which date may not be later than ten business days from the date such notice is mailed). If any law, regulation or other restriction will not permit such exercise to be consummated during this ten-day period, the date for the closing of such exercise will be within five days following the cessation of the restriction on consummation.

         4. Payment and Delivery of Certificate(s). At the closing for the exercise of the Option or any portion thereof, (a) NCBC and FFC will each deliver to the other certificates as to the accuracy, as of the closing date, of their respective representations and warranties under this Agreement, (b) NCBC will pay the aggregate purchase price for the shares of FFC Common Stock to be purchased by delivery of a certified or bank cashier's check in immediately available funds payable to the order of FFC, and (c) FFC will deliver to NCBC a certificate or certificates representing the shares so purchased.

         5. Transferability of the Option and Option Shares. Before the Option, or a portion of the Option, becomes exercisable in accordance with the provisions of Section 2 of this Agreement, neither the Option nor any portion of the Option will be transferable.

         6. Representations, Warranties and Covenants of FFC. FFC represents and warrants to NCBC as follows:

         (a) Due Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of FFC, has been duly executed by a duly authorized officer of FFC and constitutes a valid and binding obligation of FFC. No shareholder approval by FFC shareholders is required by applicable law or otherwise before the exercise of the Option in whole or in part.

         (b) Option Shares. FFC has taken all necessary corporate and other action to authorize and reserve and to permit it to issue and, at all times from the date of this Agreement to such time as the obligation to deliver shares under this Agreement terminates, will have reserved for issuance, at the closing(s) upon exercise of the Option, the Option Shares (subject to adjustment, as provided in Section 8 below), all of which, upon issuance under this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests, including any preemptive right of any of the shareholders of FFC.

         (c) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will violate or result in any violation of or be in conflict with or constitute a default under any term of the charter or bylaws of FFC or any agreement, instrument, judgment, decree, law, rule or order applicable to FFC or any subsidiary of FFC or to which FFC or any such subsidiary is a party.

         (d) Notification of Record Date. At any time from and after the date of this Agreement until the Option is no longer exercisable, FFC will give NCBC 30 days prior written notice before setting the record date for determining the holders of record of the FFC Common Stock entitled to vote on any matter, to receive any dividend or distribution or to participate in any rights offering or other matters, or to receive any other benefit or right, with respect to the FFC Common Stock.

         7. Representations, Warranties and Covenants of NCBC. NCBC represents and warrants to FFC as follows:

         (a) Due Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of NCBC, has been duly executed by a duly authorized officer of NCBC and constitutes a valid and binding obligation of NCBC.

         (b) Transfers of Common Stock. No shares of FFC Common Stock acquired upon exercise of the Option will be transferred except in a transaction registered or exempt from registration under any applicable securities laws.

         (c) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will violate or result in any violation of or be in conflict with or constitute a default under any term of the charter or bylaws of NCBC or any agreement, instrument, judgment, decree, law, rule or order applicable to NCBC or any subsidiary of NCBC or to which NCBC or any such subsidiary is a party.

         8. Adjustment Upon Changes in Capitalization. In the event of any change in the FFC Common Stock by reason of stock dividends, split-ups, mergers, reorganizations, recapitalizations, combinations, exchanges of shares or the like, the number and kind of shares or securities subject to the Option and the purchase price per share of Common Stock will be appropriately adjusted. If, before the Option terminates or is exercised, FFC is acquired by another party, consolidates with or merges into another corporation or liquidates, NCBC will thereafter receive, upon exercise of the Option, the securities or properties to which a holder of the number of shares of Common Stock then deliverable upon the exercise thereof would have been entitled upon such acquisition, consolidation, merger, reorganization or liquidation, and FFC will take all steps in connection with such acquisition, consolidation, merger, reorganization or liquidation as may be necessary to assure that the provisions of this Agreement will thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or property thereafter deliverable upon exercise of the Option.

         9. Nonassignability. This Agreement binds and inures to the benefit of the parties and their successors. This Agreement is not assignable by either party.

         10. Regulatory Restrictions. FFC will use its best efforts to obtain or to cooperate with NCBC in obtaining all necessary regulatory consents, approvals, waivers or other action (whether regulatory, corporate or other) to permit the acquisition of any or all Option Shares by NCBC.

         11. Remedies. For the purposes of this Agreement, NCBC's sole remedy hereunder shall be limited to the exercise of the option herein granted.

         12. No Rights as Shareholder. This Option, before it is exercised, will not entitle its holder to any rights as a shareholder of FFC at law or in equity. Specifically, this Option, before it is exercised, will not entitle the holder to vote on any matter presented to the shareholders of FFC or, except as provided in this Agreement, to any notice of any meetings of shareholders or any other proceedings of FFC.

         13. Miscellaneous.

         (a) Termination. This Agreement and the Option will terminate upon the earliest of (1) the mutual agreement of the parties to this Agreement; (2) the 30th day following the termination of the Merger Agreement for any reason other than a material noncompliance or default by NCBC with respect to its obligations under it; or (3) the date of termination of the Merger Agreement if the termination is due to a material noncompliance or default by NCBC with respect to its obligations under it; but if the Option has been exercised before the termination of this Agreement, then the exercise will close under Section 4 of this Agreement, even though that closing date is after the termination of this Agreement. The option granted under this Agreement shall only be exercisable one
(1) time.

         (b) Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties.

         (c) Severability of Terms. Any provision of this Agreement that is invalid, illegal or unenforceable is ineffective only to the extent of the invalidity, illegality or unenforceability without affecting in any way the remaining provisions or rendering any other provisions of this Agreement invalid, illegal or unenforceable. Without limiting the generality of the foregoing, if the right of NCBC to exercise the Option in full for the total number of shares of FFC Common Stock or other securities or property issuable upon the exercise of the Option is limited by applicable law, or otherwise, NCBC may, nevertheless, exercise the Option to the fullest extent permissible.

         (d) Notices. All notices, requests, claims, demands and other communications under this Agreement must be in writing and must be given (and will be deemed to have been duly received if so given) by delivery, by cable, telecopies or telex, or by registered or certified mail, postage prepaid, return receipt requested, to the respective parties at the addresses below, or to such other address as either party may furnish to the other in writing. Change of address notices will be effective upon receipt.

                    If to FFC to:           First Financial Corporation
                                            1691 Mt. Juliet Road
                                            Mt. Juliet, TN  37122
                                            Attn: David Major, President
                                              and Chief Executive Officer
                                            Fax:  (615) 758-8645
                                            Phone:  (615) 754-2265

                    with a copy to:         Daniel W. Small
                                            Attorney at Law
                                            323 Union Street, Suite 300
                                            Nashville, TN 37219-0608
                                            Fax:  (615) 252-6001
                                            Phone:  (615) 252-6000

                    If to NCBC to:          National Commerce Bancorporation
                                            One Commerce Square
                                            Memphis, TN  38150
                                            Attn:  Lewis E. Holland
                                            Fax:  (901) 523-3170
                                            Phone:  (901) 523-3320

                                            and

                                            Charles A. Neale
                                            Vice President and General Counsel
                                            Fax:  (901) 523-3303
                                            Phone:  (901) 523-3371

          (a) Governing Law and Venue. The parties intend this Agreement and the Option, in all respects, including all matters of construction, validity and performance, to be governed by the laws of the State of Tennessee, without giving effect to conflicts of law principles. Any actions brought by either party against the other arising under this Agreement must be filed in Wilson County, Tennessee, and each party consents to personal jurisdiction in Wilson County.

          (b) Counterparts. This Agreement may be executed in several counterparts, including facsimile counterparts, each of which is an original, and all of which together constitute one and the same agreement.

          (c) Effects of Headings. The section headings in this Agreement are for convenience only and do not affect the meaning of its provisions.

                                  NATIONAL COMMERCE BANCORPORATION
                                  By:      /s/ William R. Reed, Jr.
                                           -------------------------------------
                                           William R. Reed, Jr
                                           Vice Chairman

                                  FIRST FINANCIAL CORPORATION.
                                  By:      /s/ David Major
                                           -------------------------------------
                                           David Major
                                           President and Chief Executive Officer

CAN/ps
04-29-99

                                  EXHIBIT 7.12

                               AFFILIATE AGREEMENT

                                     (Date)

National Commerce Bancorporation
One Commerce Square
Memphis, TN  38150
Attention:    Thomas M. Garrott
              Chairman and Chief Executive Officer

Dear Mr. Garrott:

         The undersigned is a shareholder of FIRST FINANCIAL CORPORATION ("FFC"), a corporation organized and existing under the laws of the State of Tennessee, and will become a shareholder of the NATIONAL COMMERCE BANCORPORATION ("NCBC") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of ________ , 1999, (the "Agreement"), by and between NCBC and FFC. Under the terms of the Agreement, FFC will be merged with and into NCBC (the "Merger"), and the shares of the $2.50 par value common stock of FFC ("FFC Common Stock") will be converted into and exchanged for shares of the $2.00 par value common stock of NCBC ("NCBC Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and NCBC regarding rights and obligations of the undersigned in connection with the shares of NCBC to be received by the undersigned as a result of the Merger.

         In consideration of the Merger and the mutual covenants contained herein, the undersigned and NCBC hereby agree as follows:

         1. Affiliate Status. The undersigned understands and agrees that the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

         2. Initial Restriction on Disposition. The undersigned agrees that the undersigned will not sell, transfer, or otherwise dispose of the undersigned's interests in or reduce the undersigned's risk relative to, any of the shares of NCBC Common Stock into which the undersigned's shares of FFC Common Stock are converted upon consummation of the Merger until such time as the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of NCBC and FFC. NCBC agrees that it will publish such results within 45 days after the end of the first fiscal quarter of NCBC containing the required period of post-Merger combined operations.

         3. Covenants and Warranties of Undersigned. The undersigned represents, warrants, and agrees that:

         (a) During the 30 days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of the undersigned's interests in, or reduced the undersigned's risk relative to, any of the shares of FFC Common Stock beneficially owned by the undersigned as of the date of the Shareholder's Meeting of FFC held to approve the Merger.

         (b) The NCBC Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or part.

         (c) NCBC has informed the undersigned that any distribution by the undersigned of NCBC Common Stock has not been registered under the 1933 Act and that shares of NCBC Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exists or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available.

         (d) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to
Section 8 hereof to have all shares of FFC Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the Effective Date of the Merger and not in the name of any banker, broker-dealer, nominee, or clearinghouse.

         (e) The undersigned is aware that NCBC intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as NCBC for federal income tax purposes. The undersigned acknowledged that Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" in order for the Merger to be treated as tax-free under
Section 368 of the Code. This requirement is satisfied if, taking into account those FFC shareholders who receive cash in exchange for their stock, who receive cash in lieu of fractional shares, or who dissent from the Merger, there is not plan, or intention on the part of the FFC shareholders to sell or otherwise dispose of the NCBC Common Stock to be received in the Merger. The undersigned has no prearrangement, plan or intention to sell or otherwise dispose of an amount of his NCBC Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.

         4. Restrictions on Transfer. The undersigned understands and agrees that stop order instructions with respect to the shares of NCBC Common Stock received by the undersigned pursuant to the Merger will be given to NCBC's Transfer Agent and that there will be placed on the certificates of such shares, or shares issued in substitution thereof, a legend stating in substance:

         "The shares represented by this certificate were issued pursuant to a business combination to which is accounted for as a "pooling of interests" and many not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as National Commerce Bancorporation ("NCBC") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred, or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i)Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of NCBC) or (H) Rule 144 (in the case of shares issued to an individual who is an affiliate of NCBC) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for NCBC that such sale or offer is otherwise exempt from the registration requirements of such Act."

         Such legend will also be placed on any certificate representing NCBC securities issued subsequent to the original issuance of the NCBC Common Stock pursuant to the Merger as a result of any offer of such shares or any stock dividend, stock split, or other recapitalization as long as the NCBC Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such a manner to justify the removal of the legend therefrom. Upon the request of the undersigned, NCBC shall cause the certificates representing the shares of NCBC Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to delete restrictions applicable to the NCBC Common Stock received by the undersigned pursuant to the Merger, or upon the expiration of the restrictive period set forth in Rule 145(d), NCBC, upon the request of the undersigned, will cause the certificates representing the shares of NCBC Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145
(d) upon receipt by NCBC of an opinion of its counsel to the effect that such legend may be removed.

         5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of NCBC Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel or FFC.

         6. Filing of Reports by NCBC. NCBC agrees, for a period of two (2) years after the Effective Time of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provision or Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of NCBC Common Stock issued to the undersigned pursuant to the Merger.

         7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of NCBC Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for NCBC Common Stock together with such additional information as the transfer agent may reasonably request. If NCBC's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), NCBC shall cause such counsel to provide such opinions as may be necessary to NCBC's transfer agent so that the undersigned may complete the proposed sale or transfer.

         8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of FFC and NCBC that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of NCBC or becomes a director or officer of NCBC upon consummation of the Merger, among other things, any sale of NCBC Common Stock by the undersigned within a period of less that six months following the Effective Time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         9. Miscellaneous. This Affiliate Agreement is the complete agreement between NCBC and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth here in or such other address as shall be furnished in writing by the parties.

This Affiliate Agreement shall be governed by the laws of the State of Tennessee.


This Affiliate Agreement is executed as of the ____ day of ____________, 1999.

Very truly yours,


By:
   ------------------------

Address:

---------------------------

---------------------------

---------------------------



[Add below the signatures of all registered owners of shares deemed beneficially owned by the Affiliate.]


Name:

---------------------------


Name:

---------------------------


Name:

---------------------------


AGREED TO AND ACCEPTED as of this _______ day of ____________________, 1999.

                                      NATIONAL COMMERCE BANCORPORATION

                                      By:
                                          ------------------------------------
                                          Thomas M. Garrott
                                          Chairman and Chief Executive Officer


CAN/ps

04-29-99

                                   EXHIBIT 8.2

                            NON-COMPETITION AGREEMENT

         THIS NON-COMPETITION AGREEMENT made and entered into as of the __ day of __________, 1999, by and between FIRST FINANCIAL CORPORATION ("FFC"), a Tennessee corporation having its principal office located in Mt. Juliet, Tennessee; FIRST BANK AND TRUST, a Tennessee-chartered bank having its principal office in Mt. Juliet, Tennessee, and a wholly owned subsidiary of FFC (the "Bank"); NATIONAL COMMERCE BANCORPORATION ("NCBC"), a Tennessee corporation having is principal office located in Memphis, Tennessee, and _______, an adult resident citizen of the state of Tennessee and who serves as an officer or director of FFC and/or the Bank ("Person").

         WHEREAS, NCBC and FFC have entered into that certain Agreement and Plan of Merger dated as of April __, 1999 (the "Merger Agreement"), providing for the acquisition by NCBC of all of the outstanding common stock of FFC, $2.50 par value per share ("FFC Common Stock") through the merger of FFC into NCBC, with NCBC surviving the merger (the "Merger"); and

         WHEREAS, Person is a shareholder, as well as a director or executive officer of FFC and/or Bank and has long been associated with FFC and Bank and has developed a relationship with the customer base of FFC and Bank and possesses confidential information regarding the direct and indirect business operation of FFC and Bank; and

         WHEREAS, as a condition precedent to NCBC's agreement to entering into the Merger Agreement, NCBC has required, and Person has agreed to enter into this Non-Competition Agreement.

         NOW, THEREFORE, for and in consideration of NCBC's agreement to acquire FFC pursuant to the Merger Agreement and Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which as consideration for this Non-Competition Agreement are hereby acknowledged by Person, the parties thereto intending to be legally bound hereby agree as follows:

         (1) Covenant Not to Compete/Term. NCBC, FFC, Bank and Person acknowledge and agree that: (1) various business connections, clientele and customers of NCBC and subsidiaries and affiliates of NCBC, including, but not limited to, NCBC and Bank (collectively for purposes hereof the "NCBC Companies"), have been established and are maintained at a great expense to the NCBC Companies; (ii) by virtue of his or her close relationship with, and service as a member of the Board of Directors or executive officer of FFC and/or Bank, and in connection with the Merger, Person has become familiar with the names and lists, and the business needs of the customers and clientele of certain of the NCBC Companies, including, but not limited to, Bank; (iii) Person, through his or her presentation of or association with FFC and Bank and his or her business dealings with NCBC, FFC or Bank has become personally acquainted with such customers and prospective customers of the NCBC Companies; and (iv) NCBC, Bank and the other NCBC Companies will sustain great loss and damage if Person violates the covenants and agreements hereinafter set forth, for which loss and damages none of the NCBC Companies has an adequate remedy by law.

                  Based on the foregoing, Person hereby expressly covenants and agrees, which covenants and agreement are the essence of this Non-Competition Agreement, that for a period of one (1) year from the later of the date hereof or the date Person ceases to serve on the Board of Directors of, or as an officer of, or as a consultant or advisory director for any of the NCBC Companies, including, but not limited to, NCBC, Bank or FFC, Person shall not, unless acting with the prior written consent of NCBC, directly or indirectly, for himself or herself or on behalf of or in connection with any other person, firm, corporation or entity, own, management, operate, join, control, finance or participate in the ownership, management operation or control of, or be connected with as a director, officer, employee, consultant, partner, stockholder (other than to the extent he is a stockholder therein as of the date of the Merger Agreement, and further excepting any ownership, solely as an investment and through market purchases, of securities of any issuer that are registered under Section 12(b) or 12 (g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system for automated dissemination of quotations of securities prices in common use, so long as Person is not a member of any control group (within the meaning of the rules and regulations of the Securities and Exchange Commission or the Federal Reserve Board) of any such issue, of any business engaged in the business of banking or that of managing or controlling a bank or banks (which term shall include, but is not limited to, savings and loan associations production entities), in each county in which FFC or Bank has a principal office or branch, on the date immediately preceding the effective date of the Merger, or as an officer of, or as a consultant or advisory director for any of the NCBC Companies, including, but not limited to Bank, whichever is the later date, without regard to state lines.

                  Person further acknowledges and agrees that during his or her employment with and service on the Board of Directors or as an officer of FFC and/or Bank prior to the date hereof, as well as both prior to and after the Effective Time of the Merger with or for any of the NCBC Companies, including but not limited to NCBC, FFC, and/or Bank, that certain highly confidential information, including, but not being limited to, customer lists, individual customer habits, and other confidential customer and corporate information has been, and will be in the event of continued employment of service, imparted to him or her. Due to the highly confidential nature of said information, covenants and agrees that he or she will not, during or for a period of two (2) years after the term of his or her employment or service with or for any of the NCBC Companies, disclose any such confidential information to any person or entity not employed by NCBC, or any of the NCBC Companies, and authorized by NCBC to receive such information.

                  Person acknowledges and agrees that any violation by him or her of the covenants set forth in this Non-Competition Agreement, whether before the Effective Time or, should the merger become effective after the Effective Time, would cause irreparable injury to FFC, Bank, and the other NCBC Companies. Person further acknowledges and agrees that in the event of a breach of threatened breach of the provisions of this confidentiality covenant, NCBC or NCBC shall be entitled to injunctive relief against him or her by any court of competent jurisdiction having the authority to grant such relief. Nothing herein, however, shall be construed as prohibiting any of the NCBC Companies from pursuing any other remedies which may be available to them for such a breach or threatened breach, including the recovery of damages from Person to any other person or entity.

         3. Successors and Assigns. This Non-Competition Agreement shall inure to the benefit of NCBC, FFC, Bank, and their respective successors and assigns, including, without limitation, any corporation or agency which may acquire all or substantially all of NCBC's, NCBC's, FFC's or Bank's assets and businesses or with which NCBC, FFC or Bank may be consolidated or merged.

         4. Entire Agreement. This Non-Competition Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, notification or discharge is sought.

         5. Severability. The invalidity or unenforceability of any provision hereof in no way affects the validity or enforceability of any other provision.

         6. Waiver of Breach. Failure to insist upon strict compliance with any terms, covenants, or conditions hereof shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

         7. Agreement Void if Proposed Merger Not Consummated. This Non-Competition Agreement shall be null and void should the proposed Merger fail to be consummated on or before November 30, 1999.

         8. Applicable Law. This Non-Competition Agreement shall be governed by the laws of the State of Tennessee.


                                       NATIONAL COMMERCE BANCORPORATION



                                       By:
                                           --------------------------------
                                           Thomas M. Garrott, Chairman and
                                           Chief Executive Officer

                                       FIRST FINANCIAL CORPORATION

                                       By:
                                            -------------------------------
                                            David Major, President and
                                            Chief Executive Officer

                                       FIRST BANK AND TRUST

                                       By:
                                           ------------------------------
                                           David Major


                                       PERSON

                                       ----------------------------------

















CAN/ps

04-29-99